UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Corvus Gold Inc.

(Exact Name of Registrant as Specified in its Charter)
(Name of Person(a) Filing Proxy Statement, if other than the Registrant)

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2015 ANNUAL AND SPECIAL MEETING	Notice of Annual and Special Meeting of Shareholders Management Information Circular

Place:	Corvus Gold Inc. Main Boardroom 2300 – 1177 West Hastings Street Vancouver, BC V6E 2K3

Time:	8:00 a.m. (Vancouver time)

Date:	Friday, October 9, 2015

CORVUS GOLD INC.

CORPORATE DATA	Head Office Suite 2300, 1177 West Hastings Street Vancouver, B.C. V6E 2K3

Directors and Officers

Steven Aaker, Director

Anton Drescher, Director

Catherine Gignac, Director and Chair

Rowland Perkins, Director

Jeffrey Pontius, Chief Executive Officer, President and Director

Edward Yarrow, Director

Carl Brechtel, Chief Operating Officer

Quentin Mai, Vice President, Business Development

Peggy Wu, Chief Financial Officer

Marla Ritchie, Corporate Secretary

Registrar and Transfer Agent Computershare Investor Services Inc. 510 Burrard Street, 2nd Floor, Vancouver, B.C. V6C 3B9

	Legal Counsel (Canada) Cassels Brock & Blackwell LLP 2200 – 885 West Georgia Street Vancouver, B.C. V6C 3E8	Legal Counsel (US) Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, Colorado USA 80202-5549

Auditor Crowe MacKay LLP, Chartered Accountants 1100 – 1177 West Hastings Street Vancouver, B.C. V6E 4T5

Listing Toronto Stock Exchange: OTCQX: Symbol “KOR” Symbol “CORVF”

CORVUS GOLD INC.

Suite 2300 – 1177 West Hastings Street

Vancouver, BC, V6E 2K3

NOTICE OF 2015 ANNUAL AND SPECIAL MEETING

NOTICE IS HEREBY GIVEN that the 2015 Annual and Special Meeting of CORVUS GOLD INC. (the “Company”) will be held in the Main Boardroom, Suite 2300 – 1177 West Hastings Street, in the City of Vancouver, British Columbia, Canada, on Friday, the 9th day of October, 2015 at the hour of 8:00 a.m. (Vancouver time) for the following purposes:

1.	To receive the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2015, together with the report of the Auditors thereon;

2.	To fix the number of Directors at six (6);

3.	To elect Directors;

4.	To appoint Crowe Mackay LLP, Chartered Accountants as auditors/independent registered public accountants of the Company for the fiscal year ending May 31, 2016 and to authorize the directors to fix the auditors’ remuneration;

5.	To conduct an advisory vote on the compensation of our named executive officers;

6.	To conduct an advisory vote to determine the frequency of conducting future advisory votes on executive compensation; and

7.	To transact such further or other business as may properly come before the meeting and any adjournment or adjournments thereof.

Shareholders of the Company who are unable to attend the meeting in person are requested to complete, sign and date the enclosed Proxy/Voting Instruction Form and to mail it to or deposit it with Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1. In order to be valid and acted upon at the meeting, an executed Proxy/VIF must be received by Computershare prior to 4:00 p.m. (Vancouver Time) on Tuesday, October 6, 2015. Proxies/VIF’s may not be delivered to the Chair at the meeting.

The Company has fixed the close of business on the 1st day of September, 2015 as the record date for the determination of shareholders who are entitled to receive notice of, and to vote at, the 2015 annual and special meeting of shareholders. The transfer books of the Company will not be closed. Only shareholders of the Company of record as at that date are entitled to receive notice of and to vote at the meeting. The accompanying Proxy Statement/Information Circular provides additional information relating to the matters to be dealt with at the meeting and is incorporated into this notice.

If your common shares of the Company are not registered in your name, you will need to bring proof of your ownership of those shares to the meeting in order to register to attend and vote. You should ask the broker, bank or other institution that holds your shares to provide you with proper proxy documentation that shows your ownership as of September 1, 2015 and your right to vote such shares.

Please advise the Company of any change in your address.

DATED at Vancouver, British Columbia, this 1st day of September, 2015.

BY ORDER OF THE BOARD

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius, Director, President and Chief Executive Officer

CORVUS GOLD INC.

Suite 2300, 1177 West Hastings Street

Vancouver, BC V6E 2K3

Tel: 604.638-3246

Fax: 604.408-7499

PROXY STATEMENT AND INFORMATION CIRCULAR

For the Annual and Special Meeting to be held on October 9, 2015

(information is as at September 1st, 2015, except as indicated)

This Proxy Statement and Information Circular is dated September 1st, 2015 (the “Information Circular”) and is being is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) and management (“Management”) of CORVUS GOLD INC. (the “Company”) for use at the 2015 annual and special meeting (the “Meeting”) of shareholders to be held on Friday, October 9, 2015 at the time and place and for the purposes set forth in the accompanying Notice of Meeting, and at any adjournment thereof. It is anticipated that this Information Circular, our Annual Report to Shareholders and the accompanying form of proxy will be mailed to shareholders on or about September 11th, 2015.

The executive office of the Company is located at Suite 2300, 1177, West Hastings Street, Vancouver, British Columbia, Canada, V6E 2K3 and its telephone number is 1-844-638-3246.  The registered and records office of the Company is located at 2200 HSBC Building, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8.

All dollar amounts herein are in Canadian dollars unless otherwise stated.

MATTERS TO BE ACTED UPON

The Meeting has been called for the following purposes:

1.	To receive the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2015, together with the report of the Auditors thereon;

2.	To fix the number of Directors at six (6);

3.	To elect Directors;

4.	To appoint Crowe Mackay LLP, Chartered Accountants as auditors/independent registered public accountants of the Company for the fiscal year ending May 31, 2016 and to authorize the directors to fix the auditors’ remuneration;

5.	To conduct an advisory vote on the compensation of our named executive officers;

6.	To conduct an advisory vote to determine the frequency of conducting future advisory votes on executive compensation; and

7.	To transact such further or other business as may properly come before the meeting and any adjournment or adjournments thereof.

PERSONS MAKING THE SOLICITATION

The enclosed proxy is solicited by the Board and Management of the Company. Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made, without special compensation, by regular officers and employees. The Company may reimburse shareholders’ nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining authorization from their principals to execute proxies. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company. None of the directors have advised that they intend to oppose any action intended to be taken by the Board and Management as set forth in this Information Circular.

The contents and the sending of this Information Circular have been unanimously approved by the Board of the Company.

PROXy instructions

The persons named in the accompanying proxy are current directors and/or officers of the Company. If a shareholder wishes to appoint some other person (who need not be a shareholder) to represent that shareholder at the Meeting the shareholder may do so, either by striking out the printed names and inserting the desired person’s name in the blank space provided in the proxy or by completing another proper proxy and in either case delivering the completed and executed proxy to the Company’s transfer agent, Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, not later than 4:00 p.m., Vancouver time, on Tuesday, October 6, 2015 or, with respect to any matter occurring after the reconvening of any adjournment of the Meeting, not less than two business days prior to the day set for the recommencement of such adjourned Meeting. Proxies delivered after such times will not be accepted. In particular, proxies may not be delivered to the Chair at the Meeting.

To be valid, the proxy must be dated and be signed by the shareholder or by a duly appointed attorney for such shareholder, or, if the shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer. If a proxy is signed by a person other than the registered shareholder, or by an officer of a registered corporate shareholder, the Chair of the Meeting may require evidence of the authority of such person to sign before accepting such proxy.

Return the properly executed and completed form of proxy:

(i)	by mailing it or delivering it by hand in the appropriate enclosed return envelope addressed to Computershare Investor Services Inc. to be received by 4:00 p.m., Vancouver time, on October 6, 2015, or no later than 48 hours before any adjournment or postponement of the Meeting., or

(ii)	by faxing it to Computershare Investor Services Inc. at 1-866-249-7775 (toll free in North America) or 1-416-263-9524 (international), to be received by 4:00 p.m., Vancouver time, on October 6, 2015, or no later than 48 hours before any adjournment or postponement of the Meeting, or

(iii)	by depositing it with the chair of the Meeting prior to commencement of the Meeting.

THE SHARES REPRESENTED BY PROXY WILL, ON A POLL, BE VOTED OR WITHHELD FROM VOTING BY THE PROXY HOLDER IN ACCORDANCE WITH THE INSTRUCTIONS OF THE PERSON APPOINTING THE PROXYHOLDER ON ANY BALLOT THAT MAY BE CALLED FOR AND, IF A CHOICE HAS BEEN SPECIFIED WITH RESPECT TO ANY MATTER TO BE ACTED UPON, THE SHARES WILL BE VOTED ACCORDINGLY.

ON A POLL, IF A CHOICE WITH RESPECT TO SUCH MATTERS IS NOT SPECIFIED OR IF BOTH CHOICES HAVE BEEN SPECIFIED, THE PERSON APPOINTED PROXYHOLDER WILL VOTE THE SECURITIES REPRESENTED BY THE PROXY AS RECOMMENDED BY THE BOARD AND MANAGEMENT (WHICH, IN THE CASE OF THE MEETING, WILL BE IN FAVOUR OF EACH MATTER IDENTIFIED IN THE PROXY AND FOR THE NOMINEES OF THE BOARD FOR DIRECTORS AND AUDITORS).

The enclosed proxy, when properly completed and delivered and not revoked, confers discretionary authority upon the person(s) appointed proxyholder(s) thereunder to vote with respect to any amendments or variations of matters identified in the Notice of Meeting and which may properly come before the Meeting, except as may be limited by law. At the time of the printing of this Information Circular, Management knows of no such amendment, variation or other matter which may be presented to the Meeting.

NON-REGISTERED SHAREHOLDERS

The information set out in this section is important to many shareholders as a substantial number of shareholders do not hold their shares in their own name.

Only registered shareholders or duly appointed proxyholders for registered shareholders are permitted to vote at the Meeting. Most of the shareholders of the Company are “non-registered” shareholders because the shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares.

More particularly, a person is not a registered shareholder in respect of shares of the Company which are held on behalf of that person (the “Non-Registered Holder”) but which are registered either (a) in the name of an intermediary (the “Intermediary”) that the Non-Registered Holder deals with in respect of the shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP’s, RRIF’s, RESP’s and similar plans), or (b) in the name of a clearing agency (such as, in Canada, shares registered in the name of “CDS & Co.”, the registration name of the The Canadian Depository for Securities Limited (“CDS”) or, in the United States, shares registered in the name of “Cede & Co.”, the registration name of The Depository Trust Company (“DTC”)) of which the Intermediary is a participant. As noted below, in accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators and Regulation 14A under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has distributed copies of the Notice of Meeting, this Information Circular and the form of proxy/voting instruction form (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, if you are a Non-Registered Holder and you have not waived the right to receive the Meeting Materials you will either:

(a)	be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted to the number of shares beneficially owned by you, but which is otherwise not complete. Because the Intermediary has already signed the proxy, this proxy is not required to be signed by you when submitting it. In this case, if you wish to submit a proxy you should otherwise properly complete the executed proxy provided and deposit it with the Company’s Registrar and Transfer Agent, Computershare Investor Services Inc., as provided above; or

(b)	more typically, a Non-Registered Holder will be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “proxy”, “proxy authorization form” or “voting instruction form”) which the Intermediary must follow. Typically, the voting instruction form will consist of a one page pre-printed form. Sometimes, instead of the one page printed form, the voting instruction form will consist of a regular printed proxy accompanied by a page of instructions that contains a removable label containing a bar-code and other information. In order for the proxy to validly constitute a voting instruction form, the Non-Registered Shareholder must remove the label from the instructions and affix it to the proxy, properly complete and sign the proxy and return it to the Intermediary or its service company (not the Company or Computershare Investor Services Inc.) in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the shares that they beneficially own. If you are a Non-Registered Holder and you wish to vote at the Meeting in person as proxyholder for the shares owned by you, you should strike out the names of the Management designated proxyholders named in the proxy authorization form or voting instruction form and insert your name in the blank space provided. In either case, you should carefully follow the instructions of your Intermediary, including when and where the proxy, proxy authorization or voting instruction form is to be delivered.

The materials with respect to the Meeting are being sent to both registered shareholders and Non-Registered Holders who have not objected to the intermediary through which their common shares are held disclosing ownership information about themselves to the Company (“NOBO’s”). If you are a NOBO, and the Company or its agent has sent these materials to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary on your behalf.

If you are a Non-Registered Holder who has objected to the intermediary through which your common shares are held disclosing ownership information about you to the Company (an “OBO”), you should be aware that the Company does not intend to pay for intermediaries to forward the materials with respect to the Meeting, including proxies or voting information forms, to OBO’s and therefore an OBO will not receive the materials with respect to the Meeting unless that OBO’s intermediary assumes the cost of delivery.

Broker Non-Votes

Brokers and other intermediaries, holding shares in street name for Non-Registered Holders, are required to vote the shares in the manner directed by the Non-Registered Holder (see discussion above). Under the rules of the New York Stock Exchange, brokers are prohibited from giving proxies to vote on non-routine matters (including, but not limited to, non-contested director elections) unless the beneficial owner of such shares has given voting instructions on the matter.

The absence of a vote on a matter where the broker has not received written voting instructions from a Non-Registered Holder is referred to as a “broker non-vote”.  Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on any matters to be acted upon at the Meeting.

revocability of proxy

In addition to revocation in any other manner permitted by law, you may revoke an executed and deposited proxy by (a) except to the extent otherwise noted on such later proxy, signing a new proxy bearing a later date and depositing it at the place and within the time required for the deposit of proxies, (b) signing and dating a written notice of revocation (in the same manner as a proxy is required to be executed as set out in the notes to the proxy) and either depositing it at the place and within the time required for the deposit of proxies or with the Chair of the Meeting on the day of the Meeting prior to the commencement of the Meeting, or (c) registering with the Scrutineer at the Meeting as a registered shareholder present in person, whereupon any proxy executed and deposited by such registered shareholder will be deemed to have been revoked.

Only registered shareholders have the right to revoke a proxy. If you are not a registered shareholder and you wish to change your vote you must, at least seven (7) days before the Meeting, arrange for the intermediary which holds your common shares to revoke the proxy given by them on your behalf.

A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

VOTING SHARES and VOTING RIGHTS

The authorized capital of the Company consists of an unlimited number of common shares without par value. As at September 1st, 2015, 84,424,248 common shares without par value were issued and outstanding. Each issued common share carries the right to one vote at the Meeting.

On a show of hands, every individual who is present and is entitled to vote as a registered shareholder or as a representative of one or more registered corporate shareholders will have one vote (regardless of how many shares such shareholder holds), and on a poll every shareholder present in person or represented by a valid proxy and every person who is a representative of one or more corporate shareholders will have one vote for each share registered in that shareholder’s name on the list of shareholders, which is available for inspection during normal business hours at Computershare Investor Services Inc. and will be available at the Meeting. Shareholders represented by proxyholders are not entitled to vote on a show of hands.

Only shareholders of record on the close of business on September 1, 2015 (the “Record Date”), who either personally attend the Meeting or who complete and deliver a proxy in the manner and subject to the provisions set out under the heading “Proxy Instructions” will be entitled to have their shares voted at the Meeting or any adjournment thereof.

Quorum

Under the Articles of the Company, the quorum for the transaction of business at the Meeting is two or more shareholders who are, or who represent by proxy, shareholders who in the aggregate hold at least 5% of the issued shares entitled to vote at the Meeting.

Abstentions will be counted as present for purposes of determining the presence of a quorum at the Meeting, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will not be counted as present for purposes of determining the presence of a quorum for purposes at the Meeting and will not be voted.

Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of the votes on the matters to be acted upon at the Meeting.

interest of certain persons or companies in matters to be acted upon

Other than as disclosed elsewhere in this Information Circular, none of the current directors or executive officers, no proposed nominee for election as a director, none of the persons who have been directors or executive officers since the commencement of the last completed financial year and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

financial statements

The audited financial statements of the Company for the fiscal years ended May 31, 2015, and the accompanying management discussion and analysis, were filed on SEDAR on August 25, 2015 If you wish to receive either or both of the annual audited financial statements and interim financial statements and accompanying MD&A for the 2016 fiscal year (which commenced on June 1, 2015), you must complete and return the “Annual/Interim Financial Statement and MD&A Request Form” accompanying this Information Circular.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON OCTOBER 9, 2015

Under rules adopted by the United States Securities and Exchange Commission (the “SEC”), we must furnish proxy materials on the internet even if we elect to deliver these materials in full to our shareholders. Our proxy materials include this Information Circular, our Annual Report to Shareholders and the accompanying form of proxy. These materials can also be accessed on the internet at http://www.corvusgold.com/investors/agm_materials/. Directions for attending the Meeting and voting at the Meeting can also be found at this website.

The Company will provide to any shareholder, upon request, one copy of any of the following documents:

(a)	the Company’s Annual Report to Shareholders, which includes its latest Annual Report on Form 10-K (or Annual Information Form), together with any document, or the pertinent pages of any document, incorporated therein by reference;

(b)	the comparative financial statements and management’s discussion and analysis of the Company for the Company’s most recently completed financial year in respect of which such financial statements have been issued, together with the report of the auditor thereon, and any interim financial statements and management’s discussion and analysis of the Company subsequent to the financial statements for the Company’s most recently completed financial year; and

(c)	this Information Circular.

Copies of the foregoing documents are also available on the Company’s website at www.corvusgold.com and copies of the above documents will be provided by the Corporate Secretary, upon request, by mail at Suite 2300 – 1177 West Hastings St., Vancouver, British Columbia V6E 2K3; or by email at info@corvusgold.com, free of charge to shareholders of the Company.  The Company may require the payment of a reasonable charge from any person or corporation who is not a shareholder of the Company and who requests a copy of any such document.  Financial information relating to the Company is provided in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year.  Additional information relating to the Company is available electronically on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.shtml.

PROPOSAL– FIXING NUMBER OF DIRECTORS

The business and affairs of the Company are managed under the direction of the Board, which is currently comprised of six members. The Corporate Governance and Nominating Committee of the Board (“CGNC”) has determined that the current size of the Board is appropriate. Accordingly, management intends to place before the meeting for approval, with or without modification, Proposal One, being a resolution fixing the number of directors for the time being at six (6). It is therefore anticipated that there will be six (6) directors to be elected at the Meeting.

Vote Required for Approval

The affirmative vote of a simple majority (50% +1) of the votes eligible to vote at the Meeting and actually voted on the proposal is required to fix the number of directors for the time being at six (6). The allowable votes with respect to this proposal are “For,” “Against” and “Withhold”. Abstentions and broker non-votes are not relevant to and will have no effect on Proposal One.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL- election of directors

Each director is elected annually and holds office until the next annual meeting of shareholders, or until their successors are duly elected or appointed, unless their office is earlier vacated in accordance with the Business Corporations Act (British Columbia) (“BCBCA”). Since the 2014 Annual General Meeting of Shareholders, no fees were paid to any third party to identify or evaluate a potential director nominee. In the absence of instructions to the contrary, the shares represented by proxies will, on a poll, be voted in favor of the nominees herein listed. Management does not contemplate that any of the nominees will be unable to serve as a director.

Voting for Election of Directors

Subject to the Company’s Majority Policy (see “Majority Voting Policy”):

(a)	if the number of directors fixed for the time being by the shareholders is the same as the number of nominees standing for election as a director, a nominee is elected as a director by virtue of receiving at least one vote “For”; and

(b)	if the number of directors fixed for the time being by the shareholders is less than the number of nominees standing for election as a Director, then the number of nominees equal to the number of directors fixed for the time being who receive the highest proportion of votes cast will be elected as directors.

The allowable votes with respect to the election of directors are “For” and “Withhold”. “Withhold” votes are only relevant in connection with the Company’s Majority Voting Policy. Directors are elected individually, and cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes are not relevant to and will have no effect on this proposal regarding the election of directors. Cumulative voting (i.e., a form of voting where shareholders are permitted to cast all of their aggregate votes for a single nominee) will not be permitted.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Majority Voting Policy

On September 24, 2013, the Board adopted a majority voting policy for the election of directors. Pursuant to the majority voting policy, the form of proxy for meetings of the shareholders of the Company at which directors are to be elected provide the option of voting in favour, or withholding from voting, for each individual nominee to the Board. If, with respect to any particular nominee, the number of shares withheld from voting in respect of such nominee exceeds the number of shares voted in favour of such nominee, then the nominee will be considered to have not received the support of the shareholders, and such nominee is expected to submit his or her resignation to the Board, to take effect on acceptance by the Board. The CGNC will review any such resignation and make a recommendation to the Board regarding whether or not such resignation should be accepted. The Board will determine whether to accept the resignation within 90 days following the shareholders’ meeting. If the resignation is accepted, subject to any corporate law restrictions, the Board may:

(a)	leave the resultant vacancy in the Board unfilled until the next annual meeting of shareholders of the Company;

(b)	fill the vacancy by appointing a director whom the Board considers to merit the confidence of the shareholders; or

(c)	call a special meeting of the shareholders of the Company to consider the election of a nominee recommended by the Board to fill the vacant position.

Directors who do not submit their resignation in accordance with the majority voting policy will not be re-nominated for election at the next shareholders’ meeting. The majority voting policy applies only in the case of an uncontested shareholders’ meeting, meaning a meeting where the number of nominees for election as directors is equal to the number of directors to be elected.

Directors and Executive Officers

The following table and text sets out the names of the Board’s current directors and nominees for election as directors and the Company’s executive officers, their province/state and country of residence, the positions and offices which they presently hold with, the length of time they have served as directors and the number of shares which each beneficially owns, directly or indirectly, or over which control or direction is exercised as of the date of this Information Circular:

Name, Province/State and Country of Residence and Other Positions, if any, held with the Company	Principal Occupation and Business Experience During the Past 5 Years	Date First Became a Director or Officer

Steven Aaker(4)(5) Oregon, U.S.A. Director, Age 63	Geologist; Independent Mineral Exploration Consultant since January 1, 2011; previously, Chief of U.S. Operations, Franco-Nevada Corporation (public natural resources royalty company) November 2007 to December 31, 2010; Group Executive, Newmont Capital Limited 2002 to 2007	August 25, 2010

Anton J. Drescher(2)(3) British Columbia, Canada Director, Age 57	Businessman, Certified Management Accountant; President, Harbour Pacific Capital Corp. (private management company) since 1998; President, Westpoint Management Consultants Limited (private management company) since 1979, director of ITH (public natural resource company) since August, 1991; director of Xiana Mining Inc. (public natural resource company) since 1996; director of Trevali Mining Corporation (public natural resource company) since 2007; director and CFO of Oculus VisionTech Inc. (public video streaming/video on demand company) since 1994.	August 25, 2010

Name, Province/State and Country of Residence and Other Positions, if any, held with the Company	Principal Occupation and Business Experience During the Past 5 Years	Date First Became a Director or Officer

Rowland Perkins(2)(3) Alberta, Canada Director, Age 61	Businessman; formerly Chief Executive Officer and President of ebackup Inc. (a private digital data service provider specializing in Cloud Services, Data Backup and Business Continuity) 2001-2015.	August 25, 2010

Jeffrey A. Pontius(5) Colorado, U.S.A. Director, President and CEO, Age 59	Geologist; Chief Executive Officer of the Company; previously, Chief Executive Officer of ITH, September, 2006 to May 31, 2011; previously North American Exploration Manager for AngloGold Ashanti North America Inc. from 2004 to 2006 and also a director of Anglo American Exploration (Canada) Ltd., 1999 to 2006	August 25, 2010

Edward Yarrow(2)(4)(5 British Columbia, Canada Director, Age 66	Economic Geologist; Independent Mineral Exploration Consultant, 2009 to present; previously, Vice-President, Exploration Division, North America & Europe for Anglo American plc and President and a director of Anglo American Exploration (Canada) Ltd. (2002 - 2009).	August 25, 2010

Catherine Gignac(3)(4) Ontario, Canada Director and Chair, Age 53	Geologist, Independent Consultant since October, 2011; Managing Director/Mining Equity Research Analyst with Northland Capital Partners (formerly Sandfire Securities) (February 2009 to September 2011); Managing Director/Mining Equity Research Analyst with Wellington West Capital Markets (February 2005 to February 2009).	August 16, 2013

Name, Province/State and Country of Residence and Other Positions, if any, held with the Company	Principal Occupation and Business Experience During the Past 5 Years	Date First Became a Director or Officer

Peggy Wu, C.A. Chief Financial Officer British Columbia, Canada, Age 33	Chartered Accountant; CFO of the Company since June 1, 2011; CFO of Indico Resources Ltd. (public natural resource company) October 15, 2010 to present; CFO of Balmoral Resources Ltd. (public natural resource company) December 15, 2013 to present; Controller of Cardero Resource Corp. (public natural resource company) 2010 to June, 2013; previously Senior Staff Accountant and Supervisor at Smythe Ratcliffe LLP, Chartered Accountants, from 2007 to 2010.	Chief Financial Officer since May 30, 2011

Carl Brechtel Chief Operating Officer Colorado, USA, Age 64	Professional Engineer; Chief Operating Officer of the Company since May, 2012; previously, Manager, Project Development, of the Company, November, 2011 to May, 2012, previously Chief Operating Officer, International Tower Hill Mines Ltd., January 2010 to October 2011; prior to that various positions with AngloGold Ashanti Limited over past 12 years	Chief Operating Officer since May 29, 2012

Quentin Mai Vice-President, Business Development Vancouver, British Columbia, Age 48	Businessman; Vice-President, Corporate Communications, ITH, September 2006 to December 2010; Manager, Corporate Communications, of Cardero Resource Corp. (public natural resource company) 2004 to March 2013; President, Quatloo Investment Management Inc. (private investor relations firm) since 2004 to present.	Vice-President, Business Development since September 4, 2012

(1)	The foregoing information as to province/state and country of residence and number of shares held, not being within the knowledge of the Company, has been furnished by the respective nominees themselves.

(2)	Member of Audit Committee. Anton Drescher is the Chair of the Audit Committee.

(3)	Member of the Compensation Committee. Rowland Perkins is the Chair of the Compensation Committee.

(4)	Member of the CGNC. Steven Aaker is the Chair of the Corporate Governance and Nominating Committee.

(5)	Member of the Sustainable Development Committee (“SDC”). Edward Yarrow is the Chair of the Sustainable Development Committee.

Directors

The following is a description of the business background and discussion of qualifications to act as a director for each nominee to the Board. Unless otherwise stated, each of the below-named nominees has held the principal occupation or employment indicated for the past five years (information provided by the respective nominees):

Steven Aaker (Director) – Mr. Aaker has more than 35 years’ experience in the mining industry, including 21 years’ association with the Franco-Nevada royalty portfolio, serving as Chief of US Operations for Franco-Nevada Corporation (New Franco) from 2007-2010, as Group Executive for Newmont Capital Limited from 2002 to 2007 and, prior to the acquisition of Franco-Nevada Mining Company Limited (Old Franco-Nevada) by Newmont Mining Company in 2002, as Vice President, Acquisitions for Old Franco-Nevada, Euro-Nevada Mining Corp. Ltd. and Redstone Resources Inc. Mr. Aaker has been associated with the majority of the U.S. acquisitions made by the Franco-Nevada companies. Currently, Mr. Aaker is, and prior to joining Old Franco-Nevada was, an independent geological consultant. Mr. Aaker holds a Bachelor’s degree in geology from the University of Colorado.

Mr. Aaker’s qualification to serve on our Board is based on his extensive geological experience and expertise in reviewing mineral projects of all types, his many years of serving in senior management positions with large public natural resource companies, and his expertise in negotiating, structuring and assessing precious metal royalties.

Anton J. Drescher (Director) –

Mr. Drescher has been a Certified Management Accountant since 1981. He is currently (since 2007) a director of Trevali Mining Corporation, a public mining company listed on the TSX, a director (since 2010) of Corvus Gold Inc., a public mineral exploration company listed on the TSX, a director (since 1996) and Chief Financial Officer (since 2012) of Xiana Mining Inc. (formerly Dorato Resources Inc.), a public mineral exploration company listed on the TSXV, President (since 2010) and director of Ravencrest Resources Inc., a public mineral exploration company listed on the CNSX, and the Chief Financial Officer and a director (since 1994) of Oculus VisionTech Inc., a public company involved in watermarking of film and data and listed on the TSXV and the OTC Bulletin Board, and a former director (2012 – 2013) of KazaX Minerals Inc., a public mineral exploration company listed on the TSXV. Mr. Drescher is also the President (since 1979) of Westpoint Management Consultants Limited, a private company engaged in tax and accounting consulting for business reorganizations and the President (since 1998) of Harbour Pacific Capital Corp. a private company involved in regulatory filings for businesses in Canada.

Mr. Drescher’s qualification to serve on our Board is based on his membership in a professional accounting association, financial expertise and significant experience in serving on audit committees of a variety of public companies, including several mineral exploration companies.

Catherine Gignac (Director and Chair) – Ms. Gignac is an independent consultant, and served as a mining research analyst for nearly 25 years, including most recently, NCP Northland Capital Partners and Wellington West Capital Markets. Her early years were spent as an exploration geologist with Barrick Gold Corporation. She is a member and has served as President of the Mineral Resources Analyst Group, is a member of the CFA Institute, the Canadian Institute of Mining and Metallurgy and the Prospectors and Developers Association of Canada. Ms. Gignac is a director of Cameco Corporation and a director of Trevali Mining Corporation, public companies listed on the TSX. Ms. Gignac was a director of copper explorer Azul Ventures Inc. a public company listed on the TSXV from February 2012 to October 2013, and was as director of gold producer St. Andrew Goldfields, a public company listed on the TSX from October 2011 to May 2015.

Ms. Gignac received a Bachelor of Science Degree (Honours Geology) from McMaster University and received the ICD.D designation from the Institute of Corporate Directors in April 2014.

Ms. Gignac’s qualification to serve on our Board is based on her extensive business experience in the brokerage business, including covering the mining and minerals sector as an equity research analyst and significant involvement with the financing of public natural resource companies.

Rowland Perkins (Director) - Mr. Perkins was formerly the President & Chief Executive Officer of ebackup Inc. (2001-2015), a digital cloud data service provider specializing in cloud services, data backup and business continuity. Mr. Perkins has over 35 years of business experience and 20 years with various public companies. Mr. Perkins is a director of several publicly traded companies: OVT Inc. since January 2005, Strikepoint Gold Inc. since 2011 and Xiana Mining Inc. since 2011, and was a former director of ITH from 2005 to 2010. Mr. Perkins has a degree in Economics from the University of Manitoba (1972).

Mr. Perkins’ qualification to serve on our Board is based on his extensive experience serving as a director on a number of public companies, including mineral exploration companies.

Jeffrey A. Pontius (Director, Chief Executive Officer and President) – Mr. Pontius has been, since August, 2010, the Chief Executive Officer and a director of the Company. Mr. Pontius also became President of the Company in June, 2015. He has over 30 years of geological experience and possesses a distinguished track record of successful discovery that includes three precious metal deposits. Significantly, during 1989-1996, as Exploration Manager of Pikes Peak Mining Company (a subsidiary of NERCO Mineral Co. and Independence Mining Company), he managed the large district scale exploration program resulting in the discovery of the Cresson Deposit at Cripple Creek, Colorado, containing over 5 million ounces of gold. He spent 1999 to 2006 at AngloGold Ashanti (USA) Exploration Inc., starting as Senior US Exploration Manager, and became North American Exploration Manager and also a Director of Anglo American (USA) Exploration Inc. He left AngloGold Ashanti to become the President and Chief Executive Officer of ITH in August, 2006 and continue the exploration programs he started at AngloGold. Mr. Pontius served as Chief Executive Officer of ITH until May, 2011, when he became a director. Mr. Pontius holds a Master’s Degree from the University of Idaho (Economic Geology), a BSc from Huxley College of Environmental Studies (Environmental Science) and a BSc from Western Washington University (Geology). He also holds director positions with other public natural resource exploration and development companies.

Mr. Pontius’ qualification to serve on our Board is based on his geological expertise, proven mine-finding ability, familiarity with many of the Company’s properties and significant experience in establishing, running, financing and managing public natural resource companies.

Edward Yarrow (Director)– Mr. Yarrow is a senior economic geologist with over 35 years’ experience in the minerals industry. He has been involved in a number of discoveries of massive sulphide, magmatic nickel, tungsten and gold during this timeframe, and has extensive experience in commercial and legal aspects of the mineral exploration business and new business development in a number of different countries. Prior to his retiring from Anglo American plc. in 2009, he was, from 2000 until December, 2009, the Vice-President, Exploration Division, North America Europe for Anglo American and President and a Director of Anglo American Exploration (Canada) Ltd., Mexico and U.S.A. (2002 - 2009). Prior to that, he was the Vice President, Exploration for Hudson Bay Mining and Smelting Co. Ltd., responsible for regional and mine exploration in the Flin Flon mining camp, since 1995. Mr. Yarrow is a member of the Association of Professional Engineers & Geoscientists of both B.C. and Manitoba. He has a B.Sc. in Geology from the University of British Columbia and a Master’s in Business Administration from Simon Fraser University.

Mr. Yarrow’s qualification to serve on our Board is based on his extensive geological expertise, including many years of evaluating and assessing mineral projects, as well as negotiating for the acquisition and development of numerous mineral properties, for a senior mining company.

Non-Director Officers

Peggy Wu. Ms. Wu is a Chartered Accountant with strong working knowledge of International Financial Reporting Standards, Canadian and US Generally Accepted Accounting Principles and public company reporting requirements. She is currently the CFO for Indico Resources Inc. and Balmoral Resources Ltd., both public natural resource exploration companies. Her previous experience includes acting as Financial Reporting Specialist for a number of resource based companies. As well, she served as the Senior Staff Accountant and Supervisor at Smythe Ratcliffe LLP, Chartered Accountants, from 2007 to 2010, where she oversaw all aspects of financial reporting for several publicly traded companies.

Carl Brechtel. Mr. Brechtel has over 35 years mining industry experience and specializes in the design and development of both open pit and underground projects. Mr. Brechtel’s recent experience includes serving as President and Chief Operating Officer for ITH, and various project development roles with AngloGold Ashanti including Pre-feasibility Manager and Manager of Underground Mining. Mr. Brechtel’s extensive operational and project development history in various geologic settings spans projects in North America, Australia, South America and Africa.

Mr. Brechtel holds a B.Sc. Geological Engineering from University of Utah and a M.Sc. Mining Engineering University of Utah.

Quentin Mai. Mr. Mai has over 15 years of experience within the mining industry in both exploration and development companies specializing in corporate strategy, investor relations and business development. Prior to joining the Company, Mr. Mai played key roles in the growth and market success at ITH, Cardero Resource Corp., and First Quantum Minerals Ltd., all public natural resource companies.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Other Directorships

The following directors and proposed directors of the Company are directors of other reporting issuers (as at September 1, 2015):

Name of Director	Other Reporting Issuers	Exchange

Steven Aaker	Nil	N/A

Anton Drescher	International Tower Hill Mines Ltd. Oculus VisionTech Inc. Ravencrest Resources Inc. River Wild Exploration Inc. Trevali Mining Corporation Xiana Mining Inc.	TSX, NYSE-MKT TSXV CNSX CNSX TSX TSXV

Catherine Gignac	Cameco Corporation Trevali Mining Corporation	TSX, NYSE TSX

Name of Director	Other Reporting Issuers	Exchange

Rowland Perkins	Oculus VisionTech Inc. Strikepoint Gold Inc. Xiana Mining Inc.	TSXV TSXV TSXV

Jeffrey Pontius	Nil	N/A

Edward Yarrow	Wildcat Exploration Ltd.	TSXV

Involvement in Certain Legal Proceedings/Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Except as discussed below, no director or officer of the Company is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.

Except as disclosed below:

1.	No director, nominee or executive officer of the Company has been involved in any of the events described by Item 401(f) of Regulation S-K during the past ten years.

2.	No proposed director is, as at the date of this Information Circular, or has been within ten years before the date of this Information Circular, a director, chief executive officer or chief financial officer of any company (including the Company) that:

(a)	was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes hereof, the term “order” means:

(a)	a cease trade order;

(b)	an order similar to a cease trade order; or

(c)	an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days.

3.	No proposed director:

(a)	is, as at the date of this Information Circular, or has been within the ten years before the date of this Information Circular, a director or executive officer of any company (including the Company) that, while such person was acting in such capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold its assets; or

(b)	has, within ten years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or has a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

4.	No proposed director has been subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in deciding whether to vote for a proposed director.

In December 1987, pursuant to a decision of the British Columbia Securities Commission, Anton Drescher, a current director of the Company, was denied statutory exemptions for a 24 month period as consequence of failing to carry out adequate due diligence in the preparation of an offering document for Banco Resources Ltd. As result of this decision, Mr. Drescher received a 6 month suspension from the Certified Management Consultants of British Columbia.

On March 10, 2010, the TSX Venture Exchange, Inc. (“TSXV”) rendered a decision with respect to a review concerning certain unauthorized loans by Xiana Mining Inc. (formerly “Dorato Resources Inc.”) to Trevali Mining Corporation. As part of its decision, the TSXV required Mr. Drescher (who was a director of Xiana at the relevant time) to seek prior written approval from the TSXV should he propose to be involved with any other TSXV listed issuer as a director and/or officer. On May 14, 2010, the TSX, upon review of the TSXV’s decision, required Mr. Drescher to seek approval from the TSX should he propose to be involved with any other TSX listed issuers as a director and/or officer. In addition, the TSX required Mr. Drescher to inform the TSX of any future actions commenced against him by any regulatory entity. Subsequently, Mr. Drescher applied to the TSX for reconsideration of the abovementioned restrictions and, on May 1, 2013, the TSX agreed to remove all such restrictions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common shares, to file reports of ownership and changes of ownership of such securities with the SEC.

Based solely on a review of the reports received by the SEC, furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that, during the fiscal year ended December 31, 2015, the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

CORPORATE GOVERNANCE

The Board and executive officers consider good corporate governance to be an important factor in the efficient and effective operation of the Company. The Canadian Securities Administrators implemented National Policy 58-201 - Corporate Governance Guidelines (“NP 58-201”) and National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58-101”) in each of the provinces and territories of Canada. The Board is of the view that the Company’s system of corporate governance meets or exceeds the majority of each of these sets of guidelines and requirements.

Board of Directors

The Board is currently composed of six (6) directors. All of the proposed nominees for election as directors at the 2015 Annual and Special Meeting are current directors of the Company. NP 58-201 suggests that the board of directors of every listed company should be constituted with a majority of individuals who qualify as “independent” directors under National Instrument 52-110 - Audit Committees (“NI 52-110”), which provides that a director is independent if he or she has no direct or indirect “material relationship” with the Company. “Material relationship” is defined as a relationship that could, in the view of a company’s board of directors, reasonably interfere with the exercise of a director’s independent judgment. Of the proposed nominees, one, being Jeffrey Pontius, the President and Chief Executive Officer of the Company, is an “inside” or management director. The five (5) remaining current directors/nominees are considered by the Board to be “independent”, within the meaning of NI 52-110 and within the meaning of Section 803A of the NYSE MKT Company Guide.

Board Leadership Structure

The positions of Chair and Chief Executive Officer are separate, and the Chair, Ms. Gignac, is an independent director. While the Board has not developed a formal position description for the Chair, it considers that the Chair’s role is to provide independent and capable leadership. The Board believes that Ms. Gignac, by virtue of her extensive experience in corporate and project value analysis, mergers and acquisitions, and capital markets, is qualified to provide such leadership to the Company as it builds shareholder value through exploration drilling, project advancement, and economic optimization. In addition, the Board believes that its current composition, in which only one of the directors is a member of management, also serves to ensure that the Board can function independently of management. The independent directors exercise their responsibilities for independent oversight of management through their majority position on the Board and ability to meet independently of management whenever deemed necessary by any independent director. All of the members of the CGNC, the Audit Committee and the Compensation Committee are independent directors and each of such committees meets regularly without management present. The Board has reviewed the Company’s current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s share base, the Company’s peer group and other relevant factors, and has determined that having a non-executive Chair with the valuable experience and knowledge is currently the most appropriate leadership structure for the Company.

In order to facilitate open and candid discussion among its independent directors, the Board has appointed an independent Chairman and committees comprised solely of independent directors. In addition, each director has the ability to call a meeting of the Board in accordance with the Company’s articles, and the independent directors meet at the end of each full Board meeting without management present. Each member of the Board understands that he or she is entitled, at the cost of the Company, to seek the advice of an independent expert (including legal counsel) if he or she reasonably considers it warranted under the circumstances. No director chose to do so during the financial year ended May 31, 2015.

Meeting Attendance

The attendance record of each director at full board meetings and with respect to meetings of any committees of which he or she is a member since June 1, 2014 (being the date of the commencement of the last fiscal year) up to the date of this Information Circular are as follows:

Name of Director	Full Board Meetings (4 total)	Audit Committee (4 total)	Sustainable Development Committee (4 total)	Corporate Governance & Nominating Committee (4 total)	Compensation Committee (4 total)
Steve Aaker	4	n/a	4	4	n/a
Tony Drescher	4	4	n/a	n/a	4
Catherine Gignac	4	n/a	n/a	4	4
Rowland Perkins	4	4	n/a	n/a	4
Jeffrey Pontius	4	n/a	4	n/a	n/a
Edward Yarrow	4	4	4	4	n/a

Mandate of the Board

The Board has not adopted a written mandate. The mandate of the Board, as prescribed by BCBCA, is to manage or supervise the management of the business and affairs of the Company and to act with a view to the best interests of the Company. In doing so, the Board oversees the management of the Company’s affairs directly and through the operation of its standing committees. In fulfilling its mandate, the Board, among other matters, is responsible for reviewing and approving the Company’s overall business strategies and its annual business plan, reviewing and approving the annual corporate budget and forecast, reviewing and approving significant capital investments outside the approved budget; reviewing major strategic initiatives to ensure that the Company’s proposed actions accord with its stated shareholder objectives; reviewing succession planning; assessing management’s performance; reviewing and approving the financial statements, reports and other disclosure issued to shareholders; ensuring the effective operation of the Board; and safeguarding shareholders’ equity interests through the optimum utilization of the Company’s capital resources. The Board also takes responsibility for identifying the principal risks of the Company’s business and for ensuring these risks are effectively monitored and mitigated to the extent reasonably practicable. At this stage of the Company’s development, the Board does not believe it is necessary to adopt a written mandate, as sufficient guidance is found in the applicable corporate legislation and regulatory policies.

In keeping with its overall responsibility for the stewardship of the Company, the Board is responsible for the integrity of the Company’s internal control and management information systems (primarily through the Audit Committee) and for the Company’s policies respecting corporate disclosure and communications.

Position Descriptions

The Board has not developed a written position for the Chair of the Board, for the Chair of any of its standing committees, or for the Chief Executive Officer. To date, given the size of the Company and its stage of development, the Board does not believe that formal written position descriptions of the position of the Chair of the Board, of the Chair of each standing committee and for the Chief Executive Officer are required, and that good business practices and the common law provide guidance as to what is expected of each of such positions.

The general duties of the CEO are as set forth in the existing employment agreement between the Chief Executive Officer and the Company, which were developed by the Board, in consultation with the Chief Executive Officer, at the time the agreement was entered into, and set forth the expectations of the role and position to be fulfilled by the Chief Executive Officer. Pursuant to the employment agreement, the Company (acting through the Board) has the ability to modify such duties as required, but it has not found it necessary to do so.

Orientation and Continuing Education

At the current time, the Board provides ad hoc orientation for new directors. New directors are briefed on strategic plans, short, medium and long term corporate objectives, the Company’s current mineral properties and ongoing exploration programs, business risks and mitigation strategies, corporate governance guidelines and existing company policies, and tour the Company’s material mineral projects at least once per year. However, there is no formal orientation for new members of the Board, and this is considered to be appropriate, given the Company’s size and current level of operations, and the low Board turnover. Given the low board turn-over (all directors except Ms. Gignac have been directors since August 25, 2010), this approach is considered appropriate. However, if the growth of the Company’s operations or significant board turnover in the future warrants it, the Board would consider implementing a formal orientation process.

The skills and knowledge of the Board as a whole is such that no formal continuing education process is currently deemed required. The Board is comprised of individuals with varying backgrounds, who have, both collectively and individually, extensive experience in the mineral exploration and mining industry and running and managing public companies in the natural resource sector, and several directors are also directors of other natural resource companies. Board members are encouraged to communicate with management, auditors and technical consultants to keep themselves current with industry trends and developments and changes in legislation, with management’s assistance. The Company will pay the reasonable costs of attendance by directors at continuing education courses and seminars with respect to corporate governance, directors’ duties and obligations and similar matters. Board members have full access to the Company’s records. Reference is made to the table under the heading “Election of Directors” for a description of the current principal occupations of the members of the Board.

Ethical Business Conduct

The Board expects management to operate the business of the Company in a manner that enhances shareholder value and is consistent with the highest level of integrity. Management is expected to execute the Company’s business plan and to meet performance goals and objectives according to the highest ethical standards. To this end, in September 2010 the Board adopted a “Code of Business Conduct and Ethics” for its directors, officers and employees and, in appropriate cases, consultants, with the Board reviewing and reapproving in 2015 with no material changes. The Code is available on the Company’s website at www.corvusgold.com. . Pursuant to the Code, the Company has appointed its Chief Financial Officer to serve as the Company’s Ethics Officer to ensure adherence to the Code, reporting directly to the Board. Training in the Code is included in the orientation of new employees and, to ensure familiarity with the Code, directors, officers and employees are asked to read the Code and sign a Compliance Certificate annually. Directors, officers and employees are required to report any known violations of the Code to the Vice-President and General Counsel or the Chair of the Audit Committee or, alternately, to the Company’s outside U.S. or Canadian counsel.

There have not been, since the beginning of the Company’s most recent fiscal year, any material change reports filed that pertain to any conduct of a director or executive officer that constitutes a departure from the Code. The Company intends to disclose any amendments to the Code of Ethics and if any waiver from a provision of its Code of Ethics is granted to a director or officer of the Company on its website. No waivers were granted from the requirements of the Company’s Code of Ethics during the year ended May 31, 2015, or during the subsequent period through to the date of this Information Circular.

In addition to the provisions of the Code, directors and senior officers are bound by the provisions of the Company’s Articles and the BCBCA which set forth how any conflicts of interest are to be dealt with. In particular, any director who has a material interest in a particular transaction is required to disclose such interest and to refrain from voting with respect to the approval of any such transaction.

In September, 2010, the Board also adopted a “Share Trading Policy”, which prescribes rules with respect to trading in securities of the Company where there is any undisclosed material information or a pending material development, which was subsequently amended by the Board in 2015. Strict compliance with the provisions of this policy is required, with a view to enhancing investor confidence in the Company’s securities and contributing to ethical business conduct by the Company’s personnel.

In September, 2010, the Board also created a SDC in order to reflect the Company’s continuing commitment to improving the environment and ensuring that its activities are carried out in a safe, sustainable and environmentally sound manner (see “Other Board Committees” below).

Assessments

The CGNC has, as part of its mandate, the responsibility conducting performance evaluations of the Chief Executive Officer, the Board as a whole, the individual committees of the Board and individual directors, on an annual basis. In 2015, the CNGC established a process for this regular evaluation and on April 9, 2015 conducted an oral self-assessment review with the Board on the performance of (1) the Board, (2) its committees and (3) its members, and believes the criteria evaluated was acceptable. The CNGC will continue to conduct annual assessments in the future in accordance with its mandate.

Director Term Limits

The Company has not adopted term limits for the directors on its Board. The CGNC believes that imposing term limits may implicitly discount the value of experience and continuity among Board members, and runs the risk of excluding experienced and valuable Board members as the result of an arbitrary determination. The Board believes that the most effective boards strike a balance of new and existing members. The Board values the fresh perspective that new directors can bring to the boardroom, and as such, has appointed the CGNC, which is comprised solely of independent directors, in order to continuously assess the effectiveness of the Board and identify potential new candidates for nomination as a director.

Diversity

Pursuant to the CGNC Charter, at least annually the CGNC performs a review and evaluation of the proportion of female and minority employees at the Company, in executive positions and on the Board and reports to the Board on the results of this review and evaluation. As at September 1 2015, there are three females who are directors or executive officers of the Company. The diversity of the Board and the executive officers of the Company (and in particular the representation of women) is one of many factors considered in the selection of candidates as potential directors or executive officers. At this time the Company has not adopted a target regarding the representation of women on the Board or in executive officer positions. The Company is of the view that its current practice of considering diversity as one of many factors in selecting candidates as potential directors or executive officers permits the Company to balance the benefit of diversity with other relevant considerations. The Company is committed to increasing Board diversity, and recognizes that the Board’s background should represent a variety of backgrounds, experiences and skills. However, the Company has not adopted a written policy relating to the identification and nomination of women or minority directors. In making recommendations for the appointment or election of new Board members, the CGNC considers all aspects of diversity, including, but not limited to, gender. The CGNC also adheres to the principle of meritocracy, and considers individuals’ skills, knowledge, experience, and character necessary for the role.

The Company currently has one woman on the Board and realizes the potential benefits from new perspectives that could be gained through increasing diversity within the Board’s ranks. In seeking candidates for appointment, the CGNC considers individuals’ gender, ethnic and geographic diversity, as well as their integrity and character, sound and independent judgement, breadth of experience, insight into and knowledge of the Company’s business and industry and overall business acumen.

The Company currently has two women holding positions as NEOs and recognizes the value in maintaining a diverse team of executive officers to strengthen leadership and decision-making. In making executive appointments, the Company takes a similar approach to appointments to the Board; the Company considers candidates’ character and professional qualifications, as well as gender, ethnicity, and geographic diversity.

The Company does not adhere to any specific targets or quotas in determining Board membership. The CGNC does not believe that implementing arbitrary targets for the composition of the Board will serve the Company’s best interests in obtaining the highest calibre executives. The CGNC strives to attract individuals who best meet the Company’s needs at a given time point in time.

Women hold one of the six positions on the Board (16.67%) and two of the five positions as executive officers (40%) in the Company. In addition, Ms. Gignac holds key leadership roles as both current Chair of the Board and past Chair of the Compensation Committee.

Communications with the Board of Directors

Shareholders may send communications to the Board, the Chairman or one or more of the non-management directors by using the contact information provided on the Company’s website under the headings “Investors” then “Corporate Governance” then “Board of Directors”. Shareholders may also send communications by letter addressed to the Chief Executive Officer of the Company at Suite 2300, 1177, West Hastings Street, Vancouver, British Columbia, Canada, V6E 2K3. All communications addressed to the Chief Executive Officer will be received and reviewed by that officer. The receipt of concerns about the Company’s accounting, internal controls, auditing matters or business practices will be reported to the Audit Committee. The receipt of other concerns will be reported to the appropriate Committee(s) of the Board.

Board’s Role in Risk Oversight

The Board considers the understanding, identification and management of risk as essential elements for the successful management of the Company. The Company faces a variety of risks, including credit risk, liquidity risk and operational risk. The Board believes an effective risk management system will: (i) timely identify the material risks that the Company faces; (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committees of the Board; (iii) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile; and (iv) integrate risk management into the Company’s decision-making.

Risk oversight begins with the Board of Directors and the Audit Committee. The Audit Committee is chaired by Anton Drescher and two other independent directors sit on the Audit Committee.

The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements. The Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes.

At the management level, an internal audit provides reliable and timely information to the Board and management regarding the Company’s effectiveness in identifying and appropriately controlling risks.

The Company also has a comprehensive internal risk framework, which facilitates performance of risk oversight by the Board and the Audit Committee. Our risk management framework is designed to:

•	provide that risks are identified, monitored, reported and quantified properly;

•	define and communicate the types and amount of risk the Company is willing to take;

•	communicate to the appropriate management level the type and amount of risk taken;

•	maintain a risk management organization that is independent of the risk-taking activities; and

•	promote a strong risk management culture that encourages a focus on risk-adjusted performance.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

Board Committees

Committees of the Board are an integral part of the Company’s governance structure. At the present time, the Board has the following standing committees: Audit Committee, Compensation Committee, CGNC and SDC.

Audit Committee

The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is chaired by Anton Drescher. Its other members as of the date of this Information Circular are Rowland Perkins and Edward Yarrow. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 of the Exchange Act, Section 803(B)(2) of the NYSE MKT Company Guide, and is “independent” and “financially literate” within the respective meaning of such terms in NI 52-110. In accordance with Section 407 of the United States Sarbanes-Oxley Act of 2002 and Item 407(d)(5)(ii) and (iii) of Regulation S-K, the Board of Directors has identified Anton Drescher as the “Audit Committee Financial Expert”.

No member of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Audit Committee, under the guidance of the Audit Committee Charter approved by the Board, assists the Board in fulfilling its oversight responsibilities. The directors are responsible for monitoring (i) the Company’s accounting and financial reporting processes; (ii) the integrity of the financial statements of the Company, (iii) compliance by the Company with legal and regulatory requirement; (iv) the independent auditor’s qualifications, independence and performance; and (v) business practices and ethical standards of the Company. A copy of the Audit Committee Charter is available on the Company’s website at www.corvusgold.com.

The Audit Committee met four (4) times during the fiscal year ended May 31, 2015. Additional information about the Audit Committee is contained below under the heading “Corporate Governance - Audit Committee Report”.

Corporate Governance and Nominating Committee

The CGNC is chaired by Steve Aaker. Its other members as of the date of this Information Circular are Catherine Gignac and Edward Yarrow. The role of the CGNC is to (1) develop and monitor the effectiveness of the Company’s system of corporate governance; (2) establish procedures for the identification of new nominees to the Board and lead the candidate selection process; (3) develop and implement orientation procedures for new directors; (4) assess the effectiveness of directors, the Board and the various committees of the Board; (5) ensure appropriate corporate governance and the proper delineation of the roles, duties and responsibilities of management, the Board and its committees; and (6) assist the Board in setting the objectives of the Chief Executive Officer and evaluating the performance of the Chief Executive Officer.

The CGNC met four times during the fiscal year ended May 31, 2015.

The CGNC oversees the evaluation of the Board composition and members. Annually, the CGNC reviews and makes recommendations regarding the size, composition, operation, practice and tenure policies of the Board, with a view to effective decision making. The CGNC believes it is in the best interests of the Company when selecting candidates to serve on the Board to consider the diversity of the Board and review candidates who possess a range of skills, expertise, personality, education, personal background and other qualities for nomination. The CGNC assesses the effectiveness of this approach as part of its annual review of its charter.

The CGNC reviews the size of the Board annually. A board must have enough directors to carry out its duties efficiently, while presenting a diversity of views and experience. The Board believes that its present size effectively fulfils this goal. The CGNC recommended the nominees in this Information Circular for directors.

The CGNC Committee Charter is available on the Company’s website at www.corvusgold.com.

Nomination of Directors

The CGNC of the Board (in which all members are required to be independent) is responsible for reviewing proposals for new nominees to the Board, and conducting such background reviews, assessments, interviews and other procedures as it believes necessary to ascertain the suitability of a particular nominee. The selection of potential nominees for review by the CGNC are generally the result of recruitment efforts by the individual Board members or the Chief Executive Officer, including both formal and informal discussions among Board members and with the Chief Executive Officer, and are usually based upon the desire to have a specific set of skills or expertise included on the Board.

The appointment of new directors (either to fill vacancies or to add additional directors as permitted by applicable corporate legislation) or the nomination for election as a director of a person not currently a director by the shareholders at an annual general meeting is carried out by the Board, based on the recommendation of the CGNC. Once the names of any suggested nominees are provided to the CGNC, it then carries out such reviews as it determines to be appropriate (which may include interviews with the proposed nominee) to determine if the proposed nominee is an appropriate “fit” for election to the Board. The CGNC then makes a recommendation to the full Board as to the nomination (or otherwise) of the identified individual for election as a director, for appointment as a replacement for a director who has resigned or for appointment as an additional director, as applicable. In addition, prior to each AGM, the CGNC carries out a review of the then current board composition and makes recommendations as to the individuals (whether existing directors or non-directors) it considers should be nominated for election as a director at the upcoming AGM.

Shareholders may submit recommendations in writing by letter addressed to the Chief Executive Officer of the Company or the Chairman of the CGNC. In addition, subject to the advance notice requirements contained in the Company’s Articles, shareholders may nominate directors at an annual general meeting.

Compensation Committee

The Compensation Committee is chaired Rowland Perkins. Its other members as of the date of this Information Circular are Anton Drescher and Catherine Gignac. The Compensation Committee’s functions are to review and recommend to the Board compensation policies and programs of the Company, as well as salary and benefit levels for its executives. Except for delegation by the Compensation Committee of its responsibilities to a sub-committee of the Compensation Committee, the Compensation Committee does not and cannot delegate its authority to determine director and executive officer compensation. For further discussion of the Compensation Committee’s process for the recommendation of the Company’s compensation policies and programs, as well as salary and benefit levels of individual executives, including a discussion of the role of compensation consultants in advising the Compensation Committee, please see the section below under the heading “Executive Compensation – Compensation Discussion and Analysis.”

The Compensation Committee met four (4) times during the fiscal year ended May 31, 2015. The Compensation Committee Charter is available on the Company’s website at www.corvusgold.com.

Sustainable Development Committee

The Sustainable Development Committee has a written charter. Its members are Edward Yarrow (Chair), Jeffrey Pontius and Steve Aaker. The overall purpose of the SDC is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s continuing commitment to improving the environment and ensuring that its activities are carried out, and that its facilities are operated and maintained, in a safe and environmentally sound manner and reflect the ideals and principles of sustainable development. The primary function of the SDC is to monitor, review and provide oversight with respect to the Company’s policies, standards, accountabilities and programs relative to health, safety, community relations and environmental-related matters. The SDC also advises the Board and makes recommendations for the Board’s consideration regarding health, safety, community relations and environmental-related issues.

EXECUTIVE COMPENSATION

The following summary compensation tables set forth information concerning the annual and long-term compensation for services in all capacities to our Company for the year ended May 31, 2013 of those persons who were, at May 31, 2015 (i) the principal executive officer (Jeffrey A. Pontius) and (ii) the two other most highly compensated executive officers of the Company, whose annual base salary and bonus compensation was in excess of US $100,000 (Russell Meyers and Carl Brechtel):

Summary Compensation Table

Name and Principal Position	Year(1)	Salary(4) ($)	Bonus(2) ($)		Share Awards ($)	Option Awards(5) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Jeffrey Pontius,	2015	257,957	80,752	(3)	Nil	289,184	Nil	Nil	Nil	627,893
Chief Executive	2014	182,853	79,778		Nil	390,963	Nil	Nil	Nil	653,594
Officer	2013	150,635	98,980		Nil	208,797	Nil	Nil	Nil	458,412
Russell Meyers,	2015	219,298	62,294	(3)	Nil	162,459	Nil	Nil	Nil	444,051
President	2014	173,688	63,822		Nil	224,914	Nil	Nil	Nil	462,424
	2013	150,635	74,235		Nil	108,176	Nil	Nil	Nil	333,046
Carl Brechtel,	2015	219,298	62,294	(3)	Nil	150,641	Nil	Nil	Nil	432,233
Chief Operating	2014	188,887	63,822		Nil	235,475	Nil	Nil	Nil	488,184
Officer	2013	175,741	74,235		Nil	143,853	Nil	Nil	Nil	393,829

1.	Years ending May 31.

2.	The amounts represent cash bonuses awarded during the relevant fiscal years.

3.	The amounts represent US dollar cash bonuses translated to Canadian dollars at an exchange rate of 1.1536.

4.	The amounts represent US dollar salary translated to Canadian dollars at the average monthly exchange rates at the time of payment.

5.	Fair value of incentive stock option grants calculated using the Black-Scholes model based on the following weighted average assumptions:

For the year ended May 31,	2015	2014	2013
Risk-free interest rate	1.50%	1.96%	1.40%
Expected life of options	4.62 years	5 years	4.86 years
Annualized volatility	100%	100%	100%
Dividend yield	0%	0%	0%
Exercise price	$1.34	$0.76	$0.97
Fair value per share	$0.70	$0.59	$0.77

The Company believes that the Black-Scholes model is an appropriate model to use for calculating the fair value of incentive stock options because, while the model was originally developed for valuing publicly traded options as opposed to non-transferrable incentive stock options and requires management to make estimates, which are subjective and may not be representative of actual results (changes in assumptions can materially affect estimates of fair values), this model is used by most companies in the Company’s peer group and therefore represents an approach to valuation reasonably consistent with the Company’s peer group.  It is important to remember that, while incentive stock options can have a significant theoretical value (such as those reported above), until the option is actually exercised and the resulting Common Shares can be sold at a profit, it has no value that can be realized by the holder.  Commencing in 2012, the Company determined to move to a longer option period (5 years instead of 2) but to also introduce vesting provisions on the longer term options, with 33.3% vesting on the date of grant, 33.3% vesting on the one-year anniversary of the date of grant and the balance vesting on the second year anniversary of the date of grant).  The values noted above reflect only the vested portions of options that have vesting provisions.

Executive Compensation Agreements and Summary of Executive Compensation

The Board has established a Compensation Committee (“Compensation Committee”), and has adopted a written charter for the Compensation Committee, effective September 1, 2010. During the fiscal year ended May 31, 2015, the members of the Compensation Committee were Catherine Gignac (Chair), Anton Drescher and Rowland Perkins, all of whom are independent directors. There is no written position description for the Chair of the Compensation Committee. However, as a general statement, the Chair is responsible for setting the tone for the work of the Compensation Committee, ensuring that members have the information needed to do their jobs, overseeing the logistics of the Compensation Committee’s operations, reporting to the Board on the committee’s decisions and recommendations and setting the agenda for the meetings of the Compensation Committee.

The Compensation Committee is responsible for assisting the Board in monitoring, reviewing and approving compensation policies and practices of the Company and its subsidiaries and administering the Company’s 2010 Incentive Stock Option Plan (the “Plan”). With regard to the Chief Executive Officer, the Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives and making recommendations to the Board with respect to the Chief Executive Officer’s compensation level based on this evaluation. In consultation with the Chief Executive Officer, the Compensation Committee makes recommendations to the Board on the framework of executive remuneration and its cost and on specific remuneration packages for each of the Directors and officers other than the Chief Executive Officer, including recommendations regarding awards under equity compensation plans. The Compensation Committee also reviews executive compensation disclosure before the Company publicly discloses the information. The Compensation Committee’s decisions are typically reflected in consent resolutions.

The Compensation Committee has the authority to engage and compensate, at the expense of the Company, any outside advisor that it determines to be necessary to permit it to carry out its duties (including compensation consultants and advisers). During the fiscal year ended May 31, 2011, the Company did not have any employees, and management’s services were provided through consulting agreements. In the financial year ended May 31, 2011, the Compensation Committee retained the services of Hugessen Consulting Inc., an independent consulting firm dedicated to meeting the executive compensation consulting requirements of boards and their compensation committees, to assist the Compensation Committee in determining an appropriate compensation system for the Company going forward. In accordance with its plan, the Company’s commenced to employ the Chief Executive Officer and President as full-time employees, effective June 1, 2011. The compensation of such individuals was set based upon negotiations with such individuals utilizing the information provided through the earlier consultations with Hugessen as guidelines. During the fiscal year ended May 31, 2015, the Company did not retain the services of any compensation consultants or advisers.

General Compensation Strategy

During the fiscal year ended May 31, 2011, the Company did not have any employees. However, the Company did pay consulting fees to a number of individuals who assisted in the operations of the Company, including the Chief Executive Officer and the President. These fees were set through negotiations between the Compensation Committee and the specific individuals.

Commencing June 1, 2011, the Company commenced to employ certain individuals, including the Chief Executive Officer and the President. The compensation payable to such individuals was set through negotiation with such individuals. In such negotiations, the Compensation Committee were guided by their subjective view of the appropriate compensation payable by a company at the Company’s early stage of development, as well as a review of the compensation information previously provided to the Compensation Committee by Hugessen. In the view of the Compensation Committee, the early stage of the Company’s development does not lend itself to the formulation of specific objective performance guidelines for executive pay. Rather, it is appropriate for the members of the Compensation Committee to rely upon their subjective assessment of the achievements of management. In the case of a mineral exploration company such as the Company, the Compensation Committee considers that such things as the ability to determine and carry out generative programs based on new geological theories or concepts in previously unexplored areas, the ability to source and secure promising mineral properties, the ability to raise the necessary capital to explore such properties and maintain the Company’s ongoing activities, the ability to focus the Company’s resources and to appropriately allocate such resources to the benefit of the Company as a whole, the ability to ensure compliance by the Company with applicable regulatory requirements and the ability to carry on business in a sustainable manner, to be of primary importance in assessing the performance of its executive officers. The Compensation Committee does not anticipate at this time that it will use any specific metrics or identifiable objective measures of performance, such as increases in share price, in order to fix compensation or determine compensation increases (if any). Rather, the Compensation Committee will continue to use primarily a subjective approach, based on the combined industry experience and knowledge of the Compensation Committee members, which relies on the assessment of the Compensation Committee as to the relative success of the Company in acquiring additional prospective mineral properties, moving the Company’s mineral properties forward by successfully implementing the appropriate programs necessary to do so within an expected budget and similar measures, as well as the level of compensation thought necessary by the Compensation Committee to attract and retain the personnel required to accomplish the Company’s business plan.

The Compensation Committee believes that the foregoing criteria are appropriate for use to assess the appropriate compensation level for the Chief Executive Officer and other executive officers employed by the Company, and that more objective measurements and specific performance metrics are difficult to effectively establish and use as the basis for executive compensation at this stage of the Company’s development.

Executive Compensation Program

General

The executive compensation program formulated by the Compensation Committee for use from June 1, 2012 forward has been designed based on the stage of development of the Company, and to encourage, compensate and reward senior management of the Company on the basis of individual and corporate performance, both in the short term and the long term, while at the same time being mindful of the responsibility that the Company has to its shareholders. The members of the Compensation Committee intend to use their own experience and familiarity with the industry and the activities of companies within it to determine the current ranges of compensation paid to management in the industry.

A significant number of the senior management of the Company are US residents and are therefore employed directly by Corvus Gold Nevada Inc. (“Corvus Nevada”). However, the compensation of such individuals is still within the mandate of the Compensation Committee. The base salaries of senior management of the Company were initially set at levels which the Compensation Committee believed were competitive with the base salaries paid by other companies within the mining industry, thereby enabling the Company to compete for and retain executives critical to the long term success of the Company. Initially, salaries and benefits are set through negotiation when an executive officer joins the Company (with direct input from the Compensation Committee) and will be reflected in the employment agreement executed at that time. The compensation of such individuals will then be subsequently reviewed each financial year to determine if adjustments are required. The Company has implemented, through Corvus Nevada, what it believes to be an appropriate benefit program, including medical and dental benefits and basic life insurance, which applies to all permanent employees of Corvus Nevada, as it believes that such a plan is an important consideration in attracting the necessary personnel.

The incentive portion of the compensation package, which will consist primarily of the awarding of stock options and cash bonuses, is directly tied to the Compensation Committee’s subjective assessment of the relative performance of both the individual and the Company. Share ownership opportunities are provided to align the interests of senior management of the Company with the longer-term interests of the shareholders of the Company. Generally, the Compensation Committee believes that incentive stock options should not be granted for longer than five years, except in exceptional circumstances, and that longer option exercise periods should be subject to vesting provisions. Thus, the initial options granted by the Company had a two year period, but no vesting provisions, while the Company has more recently transitioned to a five year option period with vesting over the first two years. The Compensation Committee does not view share appreciation rights, restricted stock units, securities purchase programs or long term incentive programs (other than incentive stock options) or pension plans as appropriate components of compensation programs for junior resource companies such as the Company. Accordingly, no such elements are included in the Company’s compensation program.

In general, the Compensation Committee considers that its compensation program should be relatively simple in concept and that its focus should be balanced between reasonable annual compensation (reasonable base salaries) and longer term compensation tied to performance of the Company as a whole (incentive compensation in the form of stock options and yearly cash bonuses where warranted). The Compensation Committee does not intend at this time to establish a formal set of benchmarks or performance criteria to be met by the Company’s Named Executive Officers’, rather, the members of the Compensation Committee will use their own subjective assessments of the success (or otherwise) of the Company to determine, collectively, whether or not the Named Executive Officers’ are successfully achieving the Company business plan and strategy and whether they have over, or under, performed in that regard. The Compensation Committee does not anticipate establishing any set or formal formula to be used to determine Named Executive Officer compensation, either as to the amount thereof or the specific mix of compensation elements.

At this time, neither the Compensation Committee nor the Board as a whole has considered the implications of the risks associated with the Company’s compensation policies and practices. At this time, the Company does not prohibit executive officers or Directors from purchasing financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the executive officer or Director.

Base Salaries

Commencing June 1, 2011, the level of the base salary for each employee of the Company was set based upon the level of responsibility and the importance of the position to the Company, within competitive industry ranges. The Compensation Committee, in consultation with the Chief Executive Officer, will make recommendations to the Board regarding the base salaries and bonuses (if any) for senior management and employees of the Company other than the Chief Executive Officer. The Compensation Committee will be responsible for recommending the salary level of the Chief Executive Officer to the Board for approval (which will be by a vote of a majority of the independent Directors).

Although the Company does not have a pension plan for its executive officers, commencing June, 2011 the Company, through Corvus Nevada, makes payments to a 401(k) plan on behalf of each of its employees (including the executive officers employed by Corvus Nevada) equal to 3% of their base salaries.

2010 Incentive Stock Option Plan

The Plan is administered by the Compensation Committee, and is intended to advance the interests of the Company through the motivation, attraction and retention of key employees, officers and Directors of the Company and subsidiaries of the Company and to secure for the Company and its shareholders the benefits inherent in the ownership of common shares of the Company by key employees, officers, Directors and consultants of the Company and subsidiaries of the Company. Grants of options under the 2010 Incentive Stock Option Plan are proposed/recommended by the Chief Executive Officer, and reviewed by the Compensation Committee. The Compensation Committee can approve, modify or reject any proposed grants, in whole or in part. In general, the allocation of available options among the eligible participants in the Plan is on an ad hoc basis, and there is no set formula for allocating available options, nor is there any fixed benchmark or performance criteria to be achieved in order to receive an award of options. The timing of the grants of options is determined by the Compensation Committee. In general, a higher level of responsibility will attract a larger grant of options. Because the number of options available is limited, in general, the Compensation Committee aims to have individuals at the same levels of responsibility holding equivalent numbers of options, with additional grants being allocated for individuals who the Compensation Committee believe are in a position to more directly affect the success or the Company through their efforts. The Compensation Committee looks at the overall number of options held by an individual (including the exercise price and remaining term of existing options and whether any previously granted options have expired out of the money or were exercised) and takes such information into consideration when reviewing proposed new grants. After considering the Chief Executive Officer’s recommendations and the foregoing factors, the resulting proposed option grant (if any) is then submitted to the Board for approval. Please see “Securities Authorized for Issuance under Equity Compensation Plans” for details of the Plan. During the fiscal year ended May 31, 2015?, the Compensation Committee approved all recommendations for the grant of incentive stock options proposed by the Chief Executive Officer (of which an aggregate of 1,500,000 (60.72%) were granted to the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer and the Vice-President, Business Development and 650,000 (20.67%) were granted to independent Directors (i.e. other than the Chief Executive Officer).

Executive Compensation Agreements

Employment Agreement with Jeffrey Pontius

Corvus Nevada has entered into an employment agreement made as of June 1, 2011, with Jeffrey Pontius whereby Mr. Pontius is employed as the Chief Executive Officer of Corvus Nevada at an annual base salary of US $150,000 per year and an annual discretionary performance bonus targeted at up to 100% of his base salary. The grant of any such performance payment shall be in the sole discretion of the Board. Mr. Pontius is also entitled to other benefits made available to Corvus Nevada’s employees, including participation in any benefit plans and policies. The agreement is for an indefinite term and is an “at will” agreement, meaning that either Corvus Nevada or Mr. Pontius may terminate the employment of Mr. Pontius at any time for any reason, with or without prior notice. However, Corvus Nevada and Mr. Pontius have also entered into a separate Change of Control agreement, as detailed below, which provides for severance in the event of the termination of Mr. Pontius’ employment under certain conditions. Effective January 1, 2014, Mr. Pontius’ salary was increased to US $200,000.

Employment Agreement with Russell Myers

Corvus Nevada has entered into an employment agreement made as of June 1, 2011, with Russell Myers whereby Mr. Myers is employed as the President of Corvus Nevada at an annual base salary of US $150,000 per year and an annual discretionary performance bonus targeted at up to 100% of his base salary. The grant of any such performance payment shall be in the sole discretion of the Board. Mr. Myers is also entitled to other benefits made available to Corvus Nevada’s employees, including participation in any benefit plans and policies. The agreement is for an indefinite term and is an “at will” agreement, meaning that either Corvus Nevada or Mr. Myers may terminate the employment of Mr. Myers at any time for any reason, with or without prior notice. However, Corvus Nevada and Mr. Myers have also entered into a separate Change of Control agreement, as detailed below, which provides for severance in the event of the termination of Mr. Myers’ employment under certain conditions. Effective January 1, 2014, Mr. Myers’ salary was increased to US $180,000.

Employment Agreement with Carl Brechtel

Corvus Nevada has entered into an employment agreement made as of October 26, 2011, with Carl Brechtel whereby Mr. Brechtel is employed as the Company’s Manager of Development at an annual base salary of US $120,000 per year and an annual discretionary performance bonus targeted at up to 100% of his base salary. The grant of any such performance payment shall be in the sole discretion of the Board. Effective May 29, 2012, Mr. Brechtel was appointed Chief Operating Officer and his salary was subsequently increased to US $175,000 on January 1, 2013. Mr. Brechtel is also entitled to other benefits made available to Corvus Nevada’s employees, including participation in any benefit plans and policies. The agreement is for an indefinite term and is an “at will” agreement, meaning that either Corvus Nevada or Mr. Brechtel may terminate the employment of Mr. Brechtel at any time for any reason, with or without prior notice. However, Corvus Nevada and Mr. Brechtel have also entered into a separate Change of Control agreement, as detailed below, which provides for severance in the event of the termination of Mr. Brechtel’s employment under certain conditions. Effective January 1, 2014, Mr. Brechtel’ salary was increased to US $180,000.

Termination and Change of Control Benefits

Other than as set forth below, the Company has no contracts, agreements, plans or arrangements that provide for payments to an executive officer at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change in control of the Company or a change in an executive officer’s responsibilities.

In November, 2012, the CC approved the terms and conditions of a form of “Change of Control” agreement (“COC Agreement”) that provides for the payment of a severance payment to certain employees of Corvus Nevada (including certain executive officers). The existing employment agreements between Corvus Nevada and its employees are “at will” agreements – that is, either Corvus Nevada or the employee could terminate the employment relationship without notice and without payment of any compensation. In the view of the CC, this is no longer appropriate given the growth in the business of the Company and the importance of such persons to the continuity of the ongoing growth and development of the Company’s business and, in particular, the NBP.

The terms of the COC Agreement, which is to be entered into by Corvus Nevada, Corvus, and the specific employee (all of the individual COC Agreements are to be the same, except for the multiplier to be applied in determining the severance amount, as discussed below), and are as follows:

1.	For the purpose of the COC Agreement, the following definitions are used:

(a)	“Change of Control” means the occurrence of any of the following events:

(i)	the sale, exchange or other disposition of a majority of the outstanding shares of the Company in a single transaction or a series of related transactions,

(ii)	the Company is merged or consolidated in a transaction in which its shareholders receive less than 50% of the outstanding voting shares of the new or continuing corporation,

(iii)	a majority of the incumbent Directors who were previously nominated by management and elected as Directors at the immediately preceding annual general meeting or who were appointed by the Board to fill a vacancy occurring since the immediately preceding annual general meeting are:

(A)	not nominated for re-election at any annual general meeting of the shareholders of the Company,

(B)	after having been nominated by management for re-election as Directors, not re-elected as Directors at any annual general meeting of the shareholders of the Company,

(C)	removed as Directors of the Company, or

(D)	as a result of an increase in the size of the Board and the appointment of new Directors, no longer a majority of the Board,

except as a result of the death, disability or normal retirement of any such Directors in accordance with the normal retirement practices of the Company,

(iv)	the acquisition by any person, or by any person and its affiliates, or by any person acting jointly or in concert with any of the foregoing persons or affiliates, and whether directly or indirectly, of voting securities of the Company that, when added to all other voting securities at the time held by such person, its affiliates and any person acting in concert with any of the foregoing persons or affiliates, totals for the first time, not less than TWENTY (20%) PERCENT of the then outstanding voting securities of the Company, or

(v)	the disposition, by whatever means, by the Company, or any affiliate of the Company, of a majority of the shares of Corvus Nevada or the occurrence of any other transaction whereby the Company, or an affiliate of the Company, ceases to hold a majority of the shares of Corvus Nevada;

(b)	“Constructive Dismissal” means the occurrence of any one or more of the following events:

(i)	a demotion of the employee to a position of lesser significance within Corvus Nevada or the Company,

(ii)	a diminishment of the employee’s responsibilities at Corvus Nevada or the Company in a matter of substance,

(iii)	a material reduction in the employee’s pay or benefits or both,

(iv)	the forced relocation of the employee of more than fifty (50) kilometres from the employee’s current principal place of work for Corvus Nevada,

(v)	changes in the employee’s organizational reporting relationship are implemented that result in the employee reporting to a position of lesser significance within Corvus Nevada or the Company, or

(vi)	Corvus Nevada or the Company materially breaches any of the provisions of the COC Agreement;

(c)	“Effective Date of Termination” means:

(vii)	in the case of the termination of the employee by Corvus Nevada, the date of the delivery by Corvus Nevada to the employee of a notice terminating his employment; and

(viii)	in the case of the occurrence of an event of Constructive Dismissal, the date of the delivery by the employee to Corvus Nevada of a notice stating that the employee takes the position that, due to the event of Constructive Dismissal, he has been terminated by Corvus Nevada;

(d)	“Good Cause” means any situation, event or happening which would constitute “cause” under the common law and includes, without limitation, the following:

(ix)	any wilful failure by the employee in the performance of any of the employee’s duties pursuant to the employment agreement,

(x)	the employee’s conviction of a criminal or summary conviction offence related to the employment of the employee by Corvus Nevada, or any act involving money or other property involving Corvus Nevada or any of its affiliates which would constitute a crime in the jurisdiction involved,

(xi)	any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against Corvus Nevada or any of its affiliates, a supplier or service provider to Corvus Nevada or any of its affiliates or a customer of Corvus Nevada or any of its affiliates,

(xii)	the use of illegal drugs or the habitual and disabling use of alcohol or drugs,

(xiii)	any material breach of any of the terms of either the employment agreement or the COC Agreement by the employee which breach remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to the employee by Corvus Nevada,

(xiv)	any threatened or actual attempt by the employee to secure any personal profit in connection with the business of Corvus Nevada or any of its affiliates or any of their respective corporate opportunities, or the appropriation of a maturing business opportunity of Corvus Nevada or any of its affiliates,

(xv)	any act by the employee which is materially injurious to Corvus Nevada or any of its affiliates or any of their respective businesses,

(xvi)	any material breach by the employee of any of the policies governing the affairs of the Company and its affiliates and the conduct of its employees and those of its affiliates that may be implemented by the Board from time to time, and

(xvii)	conduct by the employee amounting to insubordination or inattention to, or materially substandard performance of the duties and responsibilities of the employee under the employment agreement, which conduct remains uncured after the expiration of ten (10) days following the delivery of written notice of such failure or conduct to the employee by Corvus Nevada.

2.            The term of the COC Agreement (“Term”) will commence on November 1, 2012 and will continue through the one-year anniversary of the effective date; provided, however, that as of the one-year anniversary of the effective date and on each one-year anniversary thereafter, the Term will automatically be extended for one (1) additional year (provided that the employee is still then an employee of Corvus Nevada) unless, not later than four (4) months prior to such applicable anniversary date, either the employee or the Company (through the CC) gives written notice to the other party that it does not wish to extend the Term. In such case, the COC Agreement will terminate at the end of the Term then in progress. However, if a Change of Control has occurred on or prior to the date that the COC Agreement would otherwise terminate, and notwithstanding any prior notice from one party to the other party to the contrary, the Term will automatically be deemed extended and shall continue until the earlier of:

(a)	the date that is two (2) years after the date on which the Change of Control occurs; and

(b)	the date that the employee attains age sixty-five (65).

3.            If, within a period of one (1) year following a Change of Control, either:

(c)	Corvus Nevada terminates the employee other than for Good Cause; or

(d)	there occurs any circumstance of Constructive Dismissal, about which the employee notifies Corvus Nevada and the Company in writing within ninety (90) days of the occurrence, which remains uncured by Corvus Nevada after thirty (30) days from the date of such notification, and which results in employee resigning from employment with Corvus Nevada;

then:

(e)	on or prior to thirty (30) days after the Effective Date of Termination Corvus Nevada is required to pay to the employee as liquidated damages, severance, compensation for loss of office, employment and benefits, and for termination of the COC Agreement an amount equal to a multiplier (see 4 below) times the sum of:

(xviii)	the annual base salary then payable to the employee,

(xix)	the aggregate amount of the bonus(es) (if any) paid to the employee within the calendar year immediate preceding the Effective Date of Termination (or, if the employee has not then been employed long enough to have been awarded any bonus, an amount equal to the targeted discretionary bonus stipulated in the employment agreement (if any)), but not including any “special” “one-time” or “extraordinary” bonuses designated as such by the CC, plus

(xx)	an amount equal to the vacation pay which would otherwise be payable for the one (1) year period next following the Effective Date of Termination.

4.            The multiplier applicable to the individual executive officers is shown below, along with the amount which would be payable to such executive officer had the severance payment been triggered at May 31, 2015 (being the end of the Company’s most recently completed financial year):

NEO	Multiplier	May 31, 2015 Severance(1)
Jeffrey Pontius, Chief Executive Officer	3.0	$1,016,127
Carl Brechtel, Chief Operating Officer	2.0	$563,184
Russell Myers, President	2.0	$563,184

(1)	These amounts assume no vacation pay is owing and do not include the costs of the up to one year’s employee benefits to which such employee would become entitled, estimated at approximately USD 60,000.

5.            In addition to the foregoing payment, if an executive officer becomes entitled to receive a severance payment under the COC Agreement, until the earlier of one (1) year following the Effective Date of Termination and the end of the month in which the executive officer commences employment with another employer that provides reasonably equivalent benefits to its employees as those provided by Corvus Nevada to the executive officer (but subject to the executive officer’s insurability), the executive officer and the executive officer’s dependents will continue to be eligible for all employee life, medical, extended health and dental insurance and other benefits (other than disability insurance plans/benefits) under benefit plans and programs then in effect for executive and key management employees of Corvus Nevada and Corvus Nevada will provide the same or, at its option, will purchase substantially comparable benefits outside its existing plans and programmes or will reimburse the executive officer for payments made by the executive officer for COBRA benefits during such period.

6.            If the severance payment or any of the other payments provided for in the COC Agreement, together with any other payments which the executive officer has a right to receive from Corvus Nevada would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the United States Internal Revenue Code of 1986, as amended, or such similar set of laws), the payments required to be made to the executive officer pursuant to the COC Agreement will be reduced (reducing first the cash severance payment) to the largest amount as will result in no portion of such payments being subject to the applicable excise tax.

7.            The obligation of Corvus Nevada to make any payments to or for the benefit of the executive officer under the COC Agreement, and of Company to guarantee the obligations of Corvus Nevada under the COC Agreement are subject to the prior or concurrent due and valid execution and delivery by the executive officer to Corvus Nevada of a prescribed form of general release, under which the executive officer releases both Corvus Nevada and the Company from all claims including, but not limited to, those arising out of or related to the executive officer’s employment or termination of employment.

Outstanding Equity Awards at Fiscal Year-End

Option Awards						Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)	Market Value of Shares or Units of Shares That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeffrey Pontius, Director and Chief Executive Officer	33,334	-	N/A	0.50	July 29, 2016	N/A	N/A	N/A	N/A
	466,900	-		0.96	Sept. 19, 2017
	333,000	167,000		0.76	Aug. 16, 2018
	73,260	146,740		1.40	Sep. 08,2019

Russell Meyers, President	400,000	-	N/A	0.96	Sep. 19, 2017	N/A	N/A	N/A	N/A
	199,800	100,200		0.76	Aug. 16, 2018
	33,300	66,700		1.40	Sep. 08, 2019

Carl Brechtel, Chief Operating Officer	100,000	-	N/A	0.67	Nov. 17, 2016	N/A	N/A	N/A	N/A
	100,000	-		0.92	May 29, 2017
	300,000	-		0.96	Sep. 19, 2017
	199,800	100,200		0.76	Aug. 16, 2018
	33,300	66,700		1.40	Sep. 08, 2019

Director Compensation

Effective September 1, 2011, the Board approved the payment of annual retainer and meeting fees to the non-management directors of the Company (in this case, the directors other than Mr. Pontius), in recognition of the fact that service as a director in an active resource exploration company such as the Company requires a significant commitment of time and effort, as well as the assumption of increasing liability. Until January 1, 2013, non-management directors received a monthly retainer fee of $1,000 ($12,000 per annum), plus an additional fee of $250 per Board or Board committee meeting attended in person or by conference telephone. The monthly retainer fee was subsequently increased to $1,500 ($18,000 per annum), effective January 1, 2013. There is no additional compensation paid with respect to committee membership, or acting as the Chair of the Board or the Chair of a committee. In addition, the Company reimburses all Directors for their out-of-pocket costs incurred in attending board meetings.

The following table sets forth the compensation granted to our directors who are not also executive officers during the fiscal year ended May 31, 2015. Compensation to Directors that are also executive officers is detailed above and is not included on this table.

Name	Fees earned ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Steven Aaker	22,125	Nil	68,314	Nil	Nil	Nil	90,439
Catherine Gignac	25,500	Nil	84,742	Nil	Nil	Nil	110,242
Anton Drescher	26,000	Nil	94,325	Nil	Nil	Nil	120,325
Rowland Perkins	26,250	Nil	94,325	Nil	Nil	Nil	120,575
Ed Yarrow	22,875	Nil	68,314	Nil	Nil	Nil	91,189

Other than the payment of directors’ fees as noted above, and the grant of incentive stock options at the discretion of the Board, the Company has no arrangements, standard or otherwise, pursuant to which directors are compensated by the Company for their services in their capacity as directors, or for committee participation, involvement in special assignments or for services as a consultant or expert during the fiscal year ended May 31, 2015. Except as noted above, none of the Company’s current directors have received any manner of compensation for services provided in their capacity as directors, consultants or experts during the Company’s most recently completed financial year.

PERFORMANCE GRAPH

The following chart compares the total cumulative shareholder return on $100 invested in common shares of the Company on May 31, 2011 with the cumulative total returns of the S&P/TSX Composite Index for the five most recently completed financial years.

	May 31, 2011	May 31, 2012	May 31, 2013	May 31, 2014	May 31, 2015
Corvus Gold Inc.	100	144.62	80.00	178.46	113.85
S&P/TSX Composite Index	100	83.41	91.65	105.81	108.78
S&P/TSX Global Gold Index	100	78.88	52.99	43.83	42.66

As can be seen from the foregoing graph, at May 31, 2012, the Company’s performance exceeded the performance of both the S&P/TSX Composite Index and the S&P/TSX Global Gold Index. During the fiscal year ended May 31, 2013, the Company’s share performance exceeded the performance of the S&P/TSX Global Gold Index and underperformed the S&P/TSX Composite Index. In the fiscal year ended May 31, 2014, the Company’s share performance exceeded the S&P/TSX Composite Index and the S&P/TSX Global Gold Index. During the fiscal year ended May 31, 2015, the Company’s share performance exceeded the performance of the S&P/TSX Global Gold Index and performed comparative to the S&P/TSX Composite Index.

The Compensation Committee believes that, as an exploration company involved in the gold sector, the Company’s share price is primarily tied to its exploration success, as well as the price of gold and the S&P/TSX Global Gold Index (both of which are factors over which neither the Company nor any of its NEO’s has any influence but which can significantly affect the Company’s ability to secure equity financing to advance the Company’s projects). The Compensation Committee uses this performance comparison as another factor to be taken into account in an assessment of the overall success of the Company. A portion of the executive’s total direct compensation is variable and linked to the Company’s performance, and the Compensation Committee strives to align executive compensation with both the Company’s business objectives and shareholder interests. During the period from May 31, 2011 to May 31, 2015, the general trend in the Company’s compensation of the executives was consistent with the general trend in the Company’s share performance, as both increased/decreased in a consistent manner.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Table of Equity Compensation Plan Information

The following table sets forth details of all equity compensation plans of the Company as of May 31, 2015, being the end of Company’s last completed financial year.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plans (1)
Equity Compensation Plans Approved by Securityholders(2)	7,396,334	$0.94	620,559
Equity Compensation Plans Not Approved By Securityholders	Nil	Nil	N/A
Total	7,396,334	$0.94	620,559

1. As at May 31, 2015, being the Company’s last completed financial year.

2. The only equity compensation plan of the Company is the Plan.

Incentive Stock Option Plan

The Company presently has adopted the Plan, which is a “rolling” stock option plan, which reserves a number equal to 10% of the then issued common shares (calculated as at the time of any particular stock option grant) for the grant of stock options. The Plan was accepted for filing by the TSX upon the listing of the Common Shares on the TSX in August, 2010. On September 24, 2013 the Board adopted amendments to the 2010 Plan to reflect changes to the TSX policies on incentive stock option plans since the Plan was accepted for filing by the TSX, as well as to add provisions to deal with the withholding of tax on the exercise of options, and to generally update the wording of the Plan. The Plan was last approved by the shareholders on October 29, 2013.

As at September 1, 2015, there are an aggregate of 7,376,334 incentive stock options outstanding (8.73% of the issued capital as at such date) and an additional 1,066,091 incentive stock options were available for grant (1.26% of the issued capital as at such date).

A brief description of the Plan is as follows:

1.	Options may be granted to Employees, Senior Officers, Directors, Non-Employee Directors, Management Company Employees, and Consultants (all as defined in the Plan) of the Company and its Affiliates who are, in the opinion of the CC, in a position to contribute to the success of the Company or any of its Affiliates or who, by virtue of their service to the Company or any predecessors thereof or to any of its Affiliates, are in the opinion of the CC, worthy of special recognition. The granting of Options is entirely discretionary on the part of the Board.

2.	The aggregate number of common shares that may be made issuable pursuant to options granted under the Plan at any particular time (together with those common shares which may be issued pursuant to any other security-based compensation plan(s) of the Company or any other option(s) for services granted by the Company at such time), unless otherwise approved by shareholders, may not exceed that number which is equal to 10% of the common shares issued and outstanding at such time. For greater certainty, in the event options are exercised, expire or otherwise terminate, the Company may (subject to such 10% limit) grant an equivalent number of new options under the Plan and the Company may (subject to such 10% limit) continue to grant additional options under the Plan as its issued capital increases, even after the Plan has received regulatory acceptance and shareholder approval.

3.	The number of shares subject to each option will be determined by the Board (based upon the recommendations of the CC) at the time of grant, provided that:

(a)	the maximum aggregate number of shares reserved for issuance pursuant to options granted under the Plan and any other share compensation arrangements of the Company for issuance to insiders at any particular time may not exceed 10% of the issued common shares at such time; and

(b)	the number of common shares issued to insiders pursuant to the Plan (together with any common shares issued to insiders pursuant to any other share compensation arrangements of the Company) within a twelve (12) month period may not exceed ten (10%) of the issued and outstanding number of common shares.

Subject to the overall 10% limit described in 2 above, and the limitations on options to insiders as set forth above, there is no maximum limit on the number of options which may be granted to any one person.

4.	The exercise price of an option will be set by the Board (based upon recommendations from the CC) in their discretion, but such price will not be less than the greater of:

(a)	the closing price of the common shares on the TSX on the day prior to the option grant; and

(b)	the “volume weighted average trading price” (calculated by dividing the total value by the total volume of common shares traded on the TSX during the relevant period) of the common shares on the TSX for the five trading days immediately before the date of grant.

5.	Options may be exercisable for a period of up to ten years from the date of grant. The Plan does not contain any specific provisions with respect to the causes of cessation of entitlement of any optionee to exercise his option, provided, however, that the Board may, at the time of grant, determine that an option will terminate within a fixed period (which is shorter than the option term) upon the ceasing of the optionee to be an eligible optionee or upon the death of the optionee, provided that, in the case of the death of the optionee, an option will be exercisable only within one year from the date of the optionee’s death.

6.	Notwithstanding the expiry date of an option set by the Board, the expiry date will be adjusted, without being subject to the discretion of the Board or the CC, to take into account any blackout period imposed on the optionee by the Company. If the expiry date falls within a blackout period, then the expiry date will be the close of business on the tenth business day after the end of such blackout period. Alternatively, if the expiry date falls within two business days after the end of such a blackout period, then the expiry date will be the difference between 10 business days reduced by the number of business days between the expiry date and the end of such blackout period.

7.	The Plan does not provide for any specific vesting periods. The Board (on the recommendation of the CC) may determine when any option will become exercisable and any applicable vesting periods, and may determine that an option shall be exercisable in instalments.

8.	On the occurrence of a takeover bid, issuer bid or going private transaction, the Board has the right to accelerate the date on which any option becomes exercisable and may, if permitted by applicable legislation, permit an option to be exercised conditional upon the tendering of the common shares thereby issued to such bid and the completion of, and consequent taking up of such common shares under, such bid or going private transaction.

9.	Options are non-assignable, and may, during his/her lifetime, only be exercised by the optionee.

10.	The exercise price per optioned share under an option may be reduced, at the discretion of the Board (upon the recommendation of the CC), if:

(a)	at least six months has elapsed since the later of the date such option was granted and the date the exercise price for such option was last amended; and

(b)	shareholder approval is obtained, including disinterested shareholder approval if required by the TSX.

11.	The present policy of the Board is not to provide any financial assistance to any optionee in connection with the exercise of any option.

12.	The present policy of the Board is not to transform an option granted under the Plan into a stock appreciation right.

13.	If there is any change in the number of common shares of the Company outstanding through any declaration of a stock dividend or any consolidation, subdivision or reclassification of the common shares, the number of shares available under either the Plan, the shares subject to any granted stock option and the exercise price thereof will be adjusted proportionately, subject to any approval required by the TSX. If the Company amalgamates, merges or enters into a plan of arrangement with or into another corporation, and the Company is not the surviving or acquiring corporation, then, on any subsequent exercise of such option, the optionee will receive such securities, property or cash which the optionee would have received upon such reorganization if the optionee had exercised his or her option immediately prior to the record date.

14.	The Plan provides that, subject to the policies, rules and regulations of any lawful authority having jurisdiction (including the TSX), the Board may, at any time, without further action or approval by the shareholders of the Company, amend the Plan or any option granted under the Plan in such respects as it may consider advisable and, without limiting the generality of the foregoing, it may do so to:

(a)	ensure that the options granted under the Plan will comply with any provisions respecting stock options in tax and other laws in force in any country or jurisdiction of which a optionee to whom an option has been granted may from time to time be resident or a citizen;

(b)	make amendments of an administrative nature;

(c)	correct any defect, supply any omission or reconcile any inconsistency in the Plan, any option or option agreement;

(d)	change vesting provisions of an option or the Plan;

(e)	change termination provisions of an option provided that the expiry date does not extend beyond the original expiry date;

(f)	add or modify a cashless exercise feature providing for payment in cash or securities upon the exercise of options;

(g)	make any amendments required to comply with applicable laws or the requirements of the TSX or any regulatory body or stock exchange with jurisdiction over the Company;

(h)	add or change provisions relating to any form of financial assistance provided by the Company to participants under the Plan that would facilitate the purchase of securities under the Plan;

provided that shareholder approval shall be obtained for any amendment that results in:

(i)	an increase in the common shares issuable under options granted pursuant to the Plan;

(j)	a change in the persons who qualify as participants eligible to participate under the Plan;

(k)	a reduction in the exercise price of an option;

(l)	the cancellation and reissuance of any option;

(m)	the extension of the term of an option;

(n)	a change in the insider participation limit contained in subsection 5.1(b);

(o)	options becoming transferable or assignable other than for the purposes described in section 10 of the Plan; and

(p)	a change in the amendment provisions contained in the Plan.

The Plan will next require approval by the shareholders on or before October 29, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below presents, as of September 1, 2015, information regarding the beneficial ownership of our common shares with respect to each of our executive officers, each of our directors, all of our directors and executive officers as a group and our 5% or greater shareholders. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Each individual or entity named has sole investment and voting power with respect to the common shares indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

Common shares subject to options or warrants that are currently exercisable or exercisable within 60 days from September 1, 2015 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Directors and Officers

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Jeffrey A. Pontius Director and Chief Executive Officer Colorado, USA	4,368,526	(1)	5.17%
Anton J. Drescher Director British Columbia, Canada	1,380,798	(2)	1.64%
Rowland Perkins Director Alberta, Canada	454,960	(3)	0.54%
Steve Aaker Director Oregon, USA	588,300	(4)	0.70%
Edward Yarrow Director British Columbia, Canada	463,300	(5)	0.55%
Catherine Gignac Chairman and Director Ontario, Canada	299,950	(6)	0.36%
Peggy Wu, C.A. Chief Financial Officer British Columbia, Canada	469,800	(7)	0.56%
Carl Brechtel Chief Operating Officer Colorado, USA	983,300	(8)	1.16%
Quentin Mai Vice-President, Business Development Vancouver, British Columbia	1,870,800	(9)	2.22%
All Officers and Directors as a Group	10,879,734	(10)	12.89%

Notes:

(1) Includes 1,073,494 incentive stock options exercisable within 60 days.

(2) Includes 439,960 incentive stock options exercisable within 60 days.

(3) Includes 439,960 incentive stock options exercisable within 60 days.

(4) Includes 333,300 incentive stock options exercisable within 60 days.

(5) Includes 333,300 incentive stock options exercisable within 60 days.

(6) Includes 199,950 incentive stock options exercisable within 60 days.

(7) Includes 283,300 incentive stock options exercisable within 60 days.

(8) Includes 833,300 incentive stock options exercisable within 60 days.

(9) Includes 833,300 incentive stock options exercisable within 60 days.

(10) Includes 4,769,864 incentive stock options exercisable within 60 days.

5% Shareholders

To the knowledge of the Company’s directors and officers, the following are the only persons or companies who beneficially own, directly or indirectly, or exercise control or discretion over, shares carrying more than 5% of the voting rights attached to all outstanding shares of the Company:

Name of Shareholder	Number of Shares	Percentage of Issued and Outstanding
Tocqueville Asset Management, L.P.(1)	15,637,679	18.52%
AngloGold Ashanti (U.S.A.) Exploration Inc.(2)	14,698,876	17.41%

(1)	Tocqueville Asset Management, L.P. (“TAM”) is the investment advisor of a number of investment funds and managed accounts of private clients and institutional groups (collectively, the “Accounts”). TAM does not itself own any securities of the Company, but has authority to exercise control or direction over certain securities of the Company as the investment advisor of the Accounts. The number of shares reported is based upon information provided by TAM.

(2)	AngloGold Ashanti (U.S.A.) Exploration Inc. is an indirect wholly owned subsidiary of AngloGold Ashanti Limited, a South African public company whose securities are listed on the New York, Johannesburg, Ghanaian, London and Australian Stock Exchanges.

Change in Control

The Company has no charter or by-law provisions that would delay, defer or prevent a change in control of the Company.

The Company is not aware of any arrangement that might result in a change in control in the future.  To the Company’s knowledge there are no arrangements, including any pledge by any person of the Company’s securities, the operation of which may at a subsequent date result in a change in the Company’s control.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

Aggregate Indebtedness

No individual who is, or at any time during the last completed financial year was, a director or executive officer of the Company or who is a proposed nominee for election as a director of the Company, or any of their respective associates or affiliates, has been, at any time since June 1, 2014 (being the beginning of the Company’s last completed financial year):

(a)	indebted to the Company or any of its subsidiaries; or

(b)	indebted to another entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as set forth below, no informed person of the Company or any proposed director of the Company or any associate or affiliate of any informed person or proposed director, has, since June 1, 2014 (being the commencement of the Company’s last completed financial year) had any material interest, direct or indirect, in any transactions which materially affected or would materially affect the Company or any of its subsidiaries.

As defined in National Instrument 51-102 “informed person” means:

(a)	a director or executive officer of the Company:

(b)	a director or executive officer of a person or corporation that is itself an informed person or subsidiary of the Company;

(c)	any person or corporation who beneficially owns, or controls or directs, directly or indirectly, voting securities of a reporting issuer or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of the Company (other than voting securities held by the person or corporation as underwriter in the course of a distribution); and

(d)	the Company, if it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

On February 27, 2015 the Company closed a non-brokered private placement equity financing of 4,500,000 common shares at $1.00 per common share for gross proceeds of $4,500,000 (the “Private Placement”). Tocqueville Asset Management LP, an informed party by virtue of its control or direction over managed funds, holding, collectively, greater than 10% of outstanding common shares in the Company, and AngloGold Ashanti (USA) Exploration Inc., an informed party by virtue of its holding greater than 10% of the outstanding common shares in the Company, purchased 1,500,000 and 3,000,000 common shares respectively.

In the Private Placement, the participation of the informed parties was approved by the Directors and the price paid by each of such informed parties, and the terms upon which each participated in the foregoing private placements, were the same as for all other placees.

PROPOSAL- appointment of auditor

The Audit Committee has recommended to the Board that the Company propose Crowe MacKay LLP, Chartered Accountants, the incumbent auditors, to the shareholders for re-election as the Company’s auditors for the financial year ending May 31, 2016. Accordingly, unless such authority is withheld, the persons named in the accompanying proxy intend to vote for the reappointment of Crowe MacKay LLP, Chartered Accountants, as auditors of the Company and to authorize the Board to fix their remuneration through the Audit Committee.

Representatives of Crowe MacKay LLP are not expected to be present at the Meeting or be available to respond to appropriate questions from persons present at the Meeting. If representatives of Crowe MacKay LLP are present at the Meeting, the Chairman of the Meeting will provide such representatives with the opportunity to make a statement if they so desire.

The auditors must be appointed and the approval of the proposal that the auditor’s remuneration be fixed by the Board through the Audit Committee must be passed by an affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the Meeting on this matter.

THE BOARD RECOMMENDS A VOTE “FOR” (I) THE APPOINTMENT OF CROWE MACKAY LLP AS THE AUDITOR OF THE COMPANY AND (II) THE PROPOSAL THAT THE AUDITOR’S REMUNERATION BE FIXED BY THE BOARD OF DIRECTORS THROUGH THE AUDIT COMMITTEE.

The following table sets forth information regarding the amount billed to us by our independent auditor, Crowe MacKay LLP for our two fiscal years ended May 31, 2015 and 2014, respectively:

	Years Ended September 30,
	2015		2014
Audit Fees		$50,000		$45,000
Audit Related Fees		$31,900		$14,800
Tax Fees		$2,000		$2,000
All Other Fees	$	Nil	$	Nil
Total		$83,900		$61,800

Audit Fees

Consist of fees billed for professional services rendered for the audit of our financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by the principal accountants in connection with statutory and regulatory filings or engagements.

Audit Related Fees

Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”.

Tax Fees

Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include preparation of federal and state income tax returns.

All Other Fees

Consist of fees for product and services other than the services reported above.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The Audit Committee has adopted procedures requiring the Audit Committee to review and approve in advance, all particular engagements for services provided by the Company’s independent auditor. Consistent with applicable laws, the procedures permit limited amounts of services, other than audit, review or attest services, to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided the Audit Committee is informed of each particular service. All of the engagements and fees for the fiscal year ended May 31, 2015 were pre-approved by the Audit Committee. The Audit Committee reviews with Crowe MacKay LLP whether the non-audit services to be provided are compatible with maintaining the auditor's independence.

Audit Committee Report

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors on August 26, 2010, as amended in 2015, which is reviewed annually. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 of the Exchange Act and Section 803(B)(2) the NYSE MKT Company Guide and “independent” and “financially literate” within the meaning of such terms in NI 52-110. In accordance with Section 407 of the United States Sarbanes-Oxley Act of 2002 and Item 407(d)(5)(ii) and (iii) of Regulation S-K, the Board of Directors has identified Anton Drescher as the “Audit Committee Financial Expert.”

The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be nominated for shareholder approval as the Company’s independent auditor. The Audit Committee is responsible for recommending to the Board that the Company’s financial statements and the related management’s discussion and analysis be included in its annual report. The Audit Committee took a number of steps in making this recommendation for fiscal year ended May 31, 2015.

First, the Audit Committee discussed with Crowe MacKay LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as superseded by Statement of Auditing Standards 114 – the Auditor’s Communication with Those Charged with Governance, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

Second, the Audit Committee discussed with Crowe MacKay LLP the independence of Crowe MacKay LLP and received from Crowe MacKay LLP the letter required by applicable standards of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence as may be modified or supplemented, concerning its independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure assisted the Audit Committee in evaluating such independence.

Finally, the Audit Committee reviewed and discussed, with the Company’s management and Crowe MacKay LLP, the Company’s audited consolidated balance sheets at May 31, 2015, and consolidated statements of income, cash flows and shareholders’ equity for the fiscal year ended May 31, 2015.

Based on the discussions with Crowe MacKay LLP concerning the audit, the independence, the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company’s financial statements and the related management’s discussion and analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015.

Submitted by the Audit Committee Members

•	Anton Drescher
•	Edward Yarrow
•	Rowland Perkins

PROPOSAL - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), requires that the Company provide its shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this Information Circular in accordance with applicable SEC rules.

As described in greater detail above under the heading “Executive Compensation” the Company’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for its success, and thereby increase shareholder value.  The Company believes that its executive compensation program satisfies this goal and is strongly aligned with the long-term interests of its shareholders.  Please see the section “Executive Compensation” and the related compensation tables above for additional details about the Company’s executive compensation programs, including information about the fiscal 2015 compensation of the Company’s named executive officers.

The Company is asking its shareholders to indicate their support for its named executive officer compensation as described in this Information Circular. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on the Company’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this Information Circular. Accordingly, the Company is asking shareholders to vote “FOR” the following resolution at the Meeting:

“BE IT RESOLVED, that the shareholders of Corvus Gold Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Information Circular for the 2015 annual and special meeting of shareholders pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion.”

This say-on-pay vote is advisory, and therefore, is not binding on the Company, the Compensation Committee or the Board. The Board and the Company’s Compensation Committee value the opinions of the Company’s shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Information Circular, the Company, the Board and the Compensation Committee will consider the results of the vote in future compensation deliberations.

The approval, on an advisory, non-binding basis, of the shareholder resolution regarding the compensation of the Company’s named executive officers as described in this Information Circular will be approved if passed by an affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the Meeting on this matter.

Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted “FOR” the resolution approving the compensation of our named executive officers as disclosed in this Information Circular.  Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to this proposal if you want your broker to vote your shares on the matter.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS INFORMATION CIRCULAR.

PROPOSAL- ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, public companies are generally required to include in their proxy solicitations at least once every six years an advisory, non-binding vote on whether an advisory vote on executive compensation (such as the say-on-pay proposal that is included above) should occur every one, two or three years. It is Management’s belief, and the Board’s recommendation, that this advisory vote should occur every three years.

The Company believes it has effective executive compensation practices, as described in more detail elsewhere in this Information Circular. The Board believes that providing the Company’s shareholders with an advisory vote on executive compensation every three years will encourage a long-term approach to evaluating the Company’s executive compensation policies and practices, consistent with the Compensation Committee’s long-term philosophy on executive compensation. In contrast, focusing on executive compensation over an annual or biennial period would focus on short-term results rather than long-term value creation, which is inconsistent with the Company’s current compensation philosophy.

Moreover, the Board does not believe that a short review cycle will allow for a meaningful evaluation of the Company’s performance against its compensation practices, as any adjustment in pay practices would take time to implement and be reflected in the Company’s financial performance and in the price of the Company’s stock.  As a result, an advisory vote on executive compensation more frequently than every three years would not, in the Board’s judgment, allow shareholders to compare executive compensation to the Company’s performance.

The Board believes that conducting an advisory vote on executive compensation every three years would allow the Company adequate time to compile meaningful input from shareholders on its pay practices and respond appropriately. This would be more difficult to do on an annual or biennial basis, and the Board believes that both the Company and its shareholders would benefit from having more time for a thoughtful and constructive analysis and review of the Company’s compensation policy.

For the above reasons, the Board recommends that shareholders vote to hold an advisory vote on executive compensation every three years.

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, when you vote in response to the resolution set forth below.

“BE IT RESOLVED that the option of once every three years, two years, or one year, that receives the highest number of votes cast for this resolution will be determined to be the shareholders’ preferred frequency with which Corvus Gold Inc. is to hold a shareholder advisory vote regarding the executive compensation of the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules.”

The option of three years, two years or one year that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by shareholders.  The vote on this proposal is only advisory in nature and is not binding on the Board or the Company.  The Board and the Compensation Committee will take into account the outcome of the vote; however, the Board may decide that it is in the best interests of the Company’s shareholders and the Company to hold an advisory vote on the compensation of the Company’s named executive officers more or less frequently than the option approved by shareholders.

Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted to hold an advisory vote on the compensation our named executive officers every three years.  Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to this proposal if you want your broker to vote your shares on the matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO HOLD AN ADVISORY VOTE ON THE COMPENSATION OUR NAMED EXECUTIVE OFFICERS EVERY THREE YEARS.

MANAGEMENT CONTRACTS

The management functions of the Company are not, to any substantial degree, performed by a person or persons other than the Company’s directors or senior officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Except as disclosed below, there were no reportable transactions with related parties, including 5% or greater security holders, during the two fiscal years ended May 31, 2015 and 2014.

Since the beginning of our fiscal year commencing on June 1, 2011, there have not been any, and there are currently no proposed transactions, in which the Company is a participant and any related party to the Company had, or will have, a direct or indirect material interest, and the amount involved exceeds USD 120,000, except with respect to the compensation of our directors and executive officers (as disclosed under the Item “Executive Compensation”) and as follows:

1.	On November 26, 2013, we closed a non-brokered private placement equity financing of 5,230,000 Common Shares at $1.00 per Common Share for gross proceeds of $5,230,000. Each of Jeffrey Pontius, Dr. Russell Myers, Catherine Gignac, Steve Aaker, Quentin Mai, Peggy Wu and Lawrence Talbot, each of whom is a Director and/or executive officer of Corvus, purchased an aggregate of 385,000 of the Common Shares, Tocqueville Gold Fund (which is managed by Tocqueville Asset Management LP, a related party of Corvus by virtue of its control or direction over managed funds, including Tocqueville Gold Fund LP, holding, collectively, greater than 5% of the outstanding Common Shares) purchased 1,000,000 of the Common Shares and AngloGold Ashanti (USA) Exploration, Inc. (a related party by virtue of its greater than 5% holdings of the outstanding Common Shares), purchased 3,000,000 of the Common Shares.

2.	On August 27, 2014, the Company closed a short-form prospectus offering of 5,150,000 common shares at $1.20 per common shares for gross proceeds of $6,180,000. Each of Steve Aaker, Catherine Gignac, Jeffrey Pontius, Quentin Mai and Russell Myers, each of whom is a Director and/or executive officer of Corvus, purchased an aggregate 120,000 of the common shares and, Tocqueville Gold Fund (which is managed by Tocqueville Asset Management LP, a related party of Corvus by virtue of its control or direction over managed funds, including Tocqueville Gold Fund LP, holding, collectively, greater than 5% of the outstanding common shares) purchased 2,030,000 of the Common Shares.

3.	On February 27, 2015, the Compnay closed a non-brokered private placement equity financing of 4,500,000 common shares at $1.00 per Common Share for gross proceeds of $4,500,000. Tocqueville Asset Management LP, a related party of Corvus by virtue of its control or direction over managed funds, including Tocqueville Gold Fund LP, holding, collectively, greater than 5% of the outstanding common shares) purchased 1,500,000 of the common shares and, AngloGold Ashanti (USA) Exploration, Inc. (a related party by virtue of its greater than 5% holdings of the outstanding Common Shares), purchased 3,000,000 of the common shares.

In each case, the participation of the related parties was approved by the directors not participating in the financing and the price paid by each of such related parties, and the terms upon which each participated in the foregoing private placements, were the same as for all other placees.

Except as indicated herein, no officer, director, promoter, or affiliate of Timberline has or proposes to have any direct or indirect material interest in any asset acquired or proposed to be acquired by Timberline through security holdings, contracts, options, or otherwise.  In cases where we have entered into such related party transactions, we believe that we have negotiated consideration or compensation that would have been reasonable if the party or parties were not affiliated or related.

Policy for Review of Related Party Transactions

We have a policy for the review of transactions with related persons as set forth in our Audit Committee Charter and internal practices. The policy requires review, approval or ratification of all transactions in which we are a participant and in which any of our directors, executive officers, significant stockholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy - including employment of executive officers, director compensation (in general, where such transactions are required to be reported in our proxy statement pursuant to SEC compensation disclosure requirements), as well as certain transactions where the amounts involved do not exceed specified thresholds. All related party transactions must be reported for review by the Audit Committee of the Board of Directors pursuant to the Audit Committee’s charter.

Following its review, the Audit Committee determines whether these transactions are in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether they are on terms no less favorable to the Company than those available with other parties and the related person's interest in the transaction. If a related party transaction is to be ongoing, the Audit Committee may establish guidelines for the Company's management to follow in its ongoing dealings with the related person.

Our policy for review of transactions with related persons was followed in all of the transactions set forth above and all such transactions were reviewed and approved in accordance with our policy for review of transactions with related persons.

SHAREHOLDER PROPOSALS

Under the Exchange Act, the deadline for submitting shareholder proposals for inclusion in the management information and proxy circular for an annual general meeting of the Company is calculated in accordance with Rule 14a-8(e) of Regulation 14A to the Exchange Act. If the proposal is submitted for a regularly scheduled annual general meeting, the proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the anniversary date of the Company’s management information and proxy circular released to the Company’s shareholders in connection with the previous year’s annual general meeting. However, if the Company did not hold an annual general meeting the previous year, or if the date of the current year’s annual and special meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials. Accordingly, unless the date of the next annual general meeting is changed by more than 30 days from the date of this year’s meeting the deadline for submitting shareholder proposals for inclusion in the management information and proxy circular for the next annual general meeting of the Company will be May 12, 2016. If a shareholder proposal is not submitted to the Company by May 12, 2016, the Company may still grant discretionary proxy authority to vote on a shareholder proposal, if such proposal is received by the Company by July 26, 2016 in accordance with Rule 14a-4(c)(1) of Regulation 14A of the Exchange Act.

In addition, there are (i) certain requirements relating to shareholder proposals contained in the BCBCA; and (ii) certain requirements relating to the nomination of directors contained the Articles of the Company. A shareholder wishing to make a proposal for consideration at an annual and special meeting of the Company or wishing to nominate a person to act as a director of the Company should ensure they follow the applicable procedures set forth in the BCBCA and the Articles of the Company.

ANY OTHER MATTERS

Management of the Company knows of no matters to come before the meeting other than those referred to in the Notice of Meeting accompanying this Information Circular. However, if any other matters properly come before the meeting, it is the intention of the persons named in the form of proxy accompanying this Information Circular to vote the same in accordance with their best judgment of such matters.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

The regulations regarding the delivery of copies of proxy materials and annual reports to shareholders permit the Company and brokerage firms to send one annual report and proxy statement to multiple shareholders who share the same address under certain circumstances.  Shareholders who hold their shares through a broker may have consented to reducing the number of copies of materials delivered to their address.  In the event that a shareholder wishes to revoke such a consent previously provided to a broker, the shareholder must contact the broker to revoke the consent.  In any event, if a shareholder wishes to receive a separate Information Circular and accompanying materials for the Meeting, or the Company’s Annual Report on Form 10-K for the year ended May 31, 2015, the shareholder may receive copies by contacting the Corporate Secretary at Suite 2300 – 1177 West Hastings Street, Vancouver, B.C., CANADA V6E 2K3.  Shareholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting the Company in the same manner.  Persons holding shares through a broker can request a single copy by contacting the broker.

ADDITIONAL INFORMATION

Additional information regarding the Company and its business activities is available on the SEDAR website located at www.sedar.com under “Company Profiles – Corvus Gold Inc.”. The Company’s financial information is provided in the Company’s comparative financial statements and related management discussion and analysis for its most recently completed financial year and interim period and may be viewed on the SEDAR website at the location noted above. Shareholders of the Company may request copies of the Company’s financial statements and related management discussion and analysis by contacting the Corporate Secretary of the Company at Suite 2300 – 1177 West Hastings Street, Vancouver, B.C., CANADA V6E 2K3.

APPENDICES

Appendix A – Form of Proxy

BOARD OF DIRECTORS APPROVAL

The undersigned hereby certifies that the contents and sending of this Information Circular to the shareholders of the Company have been approved by the Board of Directors.

DATED at Denver, Colorado, this 1st day of September, 2015.

BY ORDER OF THE BOARD OF DIRECTORS

“JEFFERY PONTIUS”
President and Chief Executive Officer

Corvus Gold Inc

Computershare

8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

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This Form of Proxy is solicited by and on behalf of the Board of Directors and Management.

Notes to proxy

1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors and Management.
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by 4:00 PM (Pacific Time) on October 6, 2015.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- Smartphone? Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

Appointment of Proxyholder

I/We being holder(s) of Corvus Gold Inc. hereby appoint: Catherine Gignac, Chairman of the Board, or failing her, Jeffrey Pontius, President & CEO of the Company,

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of shareholders of Corvus Gold Inc. to be held at #2300 – 1177 West Hastings Street, Vancouver, BC, Canada, on October 9, 2015 at 8:00 AM (Pacific Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY **HIGHLIGHTED TEXT** OVER THE BOXES.

	For	Against	Abstain
1. Number of Directors To set the number of Directors at Six (6).	☐	☐	☐

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2. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. Steven Aaker	☐	☐	02. Anton Drescher	☐	☐	03. Catherine Gignac	☐	☐
04. Rowland Perkins	☐	☐	05. Jeffrey Pontius	☐	☐	06. Edward Yarrow	☐	☐

	For	Withhold
3. Appointment of Auditors Appointment of Crowe Mackay LLP, Chartered Accountants as Auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration.	☐	☐

	For	Against	Abstain
4. Advisory Vote on Compensation of Named Executive Officers To conduct an advisory vote on the compensation of the named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
5. Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation To conduct an advisory vote to determine the frequency of conducting future advisory votes on executive compensation.	☐	☐	☐	☐

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Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Signature(s)

Date

DD / MM / YY

O V S Q 2 1 5 1 0 7 A R 0